                                                                     EXHIBIT 2.8


                               Dated 1 August 1999



                      TERMBRAY ELECTRONICS (B.V.I.) LIMITED

                                       and

                  TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS)

                                    LIMITED

                                       and

                             VIASYSTEMS CANADA, INC.

                                       and

                             VIASYSTEMS GROUP, INC.




                            SHARE PURCHASE AGREEMENT

                        relating to the sale and purchase
                   of the whole of the issued share capital of
                       KALEX PRINTED CIRCUIT BOARD LIMITED
                             LEE LAP & SONS LIMITED
                       KALEX CIRCUIT BOARD (CHINA) LIMITED
                        TERMBRAY LAMINATE COMPANY LIMITED
                       TERMBRAY PROPERTY (B.V.I.) LIMITED
                     KALEX CIRCUIT BOARD (HONG KONG) LIMITED
                     KALEX PRINTED CIRCUIT BOARD (S) PTE LTD
                                     - and -
                     TERMBRAY CIRCUIT BOARD COMPANY LIMITED



                                   LINKLATERS
                           10th Floor, Alexandra House
                                16-20 Chater Road
                                    Hong Kong
                              Tel: (852) 2842 4888

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                               TABLE OF CONTENTS

CONTENTS                                                                                                      PAGE

1        Interpretation.......................................................................................1

2        Agreement to Sell the Shares.........................................................................5

3        Consideration........................................................................................6

4        Completion...........................................................................................7

5        Warranties...........................................................................................8

6        Vendor's Financial Standing..........................................................................9

7        Restrictions on the Guarantor and the Vendor........................................................10

8        Other Provisions....................................................................................11

Schedule 1...................................................................................................20

Schedule 2 Completion Obligations............................................................................34

Schedule 3 Warranties given by the Vendor and the Guarantor under Clause 5...................................36

Schedule 4 Properties........................................................................................51

Schedule 5 Consultancy Services Agreement....................................................................53

Appendix 1 Certificate of Approval...........................................................................56

Appendix 2 Net Intra-Group Indebtedness......................................................................57

THIS AGREEMENT is made on 1 August 1999

BETWEEN:

(1) TERMBRAY ELECTRONICS (B.V.I.) LIMITED, a company incorporated in the British Virgin Islands and having its registered office at PO Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "VENDOR");

(2) TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED, a company incorporated in Bermuda and having its registered office at Clarendon House, Church Street, Hamilton HM11, Bermuda (the "GUARANTOR");

(3) VIASYSTEMS CANADA, INC. whose principal office is at 205 Brunswick Boulevard, Point-Claire, Quebec, H9R 1A5, Canada (the "PURCHASER"); and

(4) VIASYSTEMS GROUP, INC. whose principal office is at 101 South Hanley Road, St. Louis, Missouri, MO 63105, USA (the "PURCHASER'S GUARANTOR").



IT IS AGREED as follows:

1    INTERPRETATION
     In this Agreement the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1  DEFINITIONS
     "AGREED TERMS" means, in relation to a document, such document in the terms agreed between the parties and signed for identification by the Purchaser's Solicitors and the Vendor's Solicitors;

     "ACCOUNTS" means (a) the audited accounts of each of the Group Companies and Subsidiaries (except the PRC Subsidiaries and KPCB(S)), (b) the unaudited accounts of the PRC Subsidiaries, (c) the audited accounts of KCB(China) and LL&S (in each case, incorporating the revenue and expenditure, assets and liabilities relating to the operations conducted at Zhongshan) and (d) the unaudited combined group accounts of the Group, in each case for the three financial periods ended on the Balance Sheet Date and including balance sheets, profit and loss statements, retained earnings statements and, where applicable, cash flow statements for each Group Company;

     "AUDITORS" means up to 30 March 1997, Kwan Wong Tang & Fong and thereafter, Deloitte Touche Tohmatsu;

     "BALANCE SHEET DATE" means 31 March 1999;

     "BORROWED MONEY" comprises (without duplication) any Indebtedness (a) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-lease back, sale-and-repurchase and any form of off-balance sheet financing), or evidenced by a note, bond, debenture, bill of exchange, trust receipt or similar instrument, (b) for or in respect of interest rate, commodity or currency futures, interest rate options, interest rate caps or other interest rate, commodity or currency hedge arrangements, and (c) for the deferred purchase price of assets or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business);

"BORROWINGS" means, on any particular date, the aggregate outstanding principal, capital or nominal amount of the Indebtedness (including any fixed or minimum premium payable on redemption or repayment on that date) of members of the Group for or in respect of Borrowed Money;

"BUSINESS DAY" means a day on which banks are open for business in Hong Kong (excluding Saturdays, Sundays and public holidays);

"CASH" means the book cash balance as reflected in the accounting records for cash in hand, savings accounts, current accounts, time deposits, margin deposits and other deposits with any bank or financial institution less US$4 million;

"COMPLETION" means the completion of the sale and purchase of the Shares pursuant to Clause 4;

"CONSULTANCY SERVICES AGREEMENT" means the consultancy services agreement substantially in the form set out in Schedule 5 to be entered into at Completion;

"DEFERRED SHARES" means the LL&S Deferred Shares and the KCB(China) Deferred Shares;

"DISCLOSURE LETTER" means the letter of even date with this Agreement from the Vendor to the Purchaser disclosing:

(i) information constituting exceptions and qualifications to the Warranties; and

(ii)    details of other matters referred to in this Agreement;

"ENCUMBRANCE" means any claim, charge, mortgage, security, lien, option, equity, power of sale or hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind;

"EQUIPMENT" means the equipment located at Guangzhou detailed in the schedule of equipment in the agreed terms;

"GROUP" or "GROUP COMPANIES" means KPCB, LL&S, KCB(China), TLC, TP(BVI), KCB(HK), KPCB(S), TCBC and their Subsidiaries and "GROUP COMPANY" means any one of them;

"GUARANTEE" also includes an indemnity, and any other obligation (whatever called) of any Group Company to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any liability or obligation of any other person;

"HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

"HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

"INDEBTEDNESS" includes, with respect to any Group Company (the "RELEVANT GROUP COMPANY"), any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) (a) of the Relevant Group Company for the payment or repayment of money or (b) of any other person for the payment or repayment of money secured by Security on assets of the Relevant Group Company, whether or not the Relevant Group Company is liable in respect of any obligation so secured but excludes any obligations owed to any other Group Company and also excludes any Shareholder Loans;

"INFORMATION TECHNOLOGY" means all computer systems, communications systems, software and hardware owned, used or licensed by or to any Group Company;

"INTELLECTUAL PROPERTY" means trade marks, service marks, trade names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all similar proprietary rights which may subsist in any part of the world (including know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

"INTRA-GROUP INDEBTEDNESS" means any liability or obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) of the Vendor, the Guarantor or any of their respective subsidiaries or any other entity controlled directly or indirectly by Lee Lap (other than of a Group Company) owed or owing to any Group Company;

"KCB(CHINA)" means Kalex Circuit Board (China) Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"KCB(CHINA) DEFERRED SHARES" means the 50,000 non-voting deferred shares of HK$100.00 each in the share capital of KCB(China);

"KCB(CHINA) SHARES" means the two ordinary shares of HK$100.00 each comprising the entire issued ordinary share capital of KCB(China);

"KCB(HK)" means Kalex Circuit Board (Hong Kong) Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"KCB(HK) SHARES" means the 1,000,000 ordinary shares of HK$10.00 each, comprising the entire issued ordinary share capital of KCB(HK);

"KPCB" means Kalex Printed Circuit Board Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"KPCB SHARES" means the 10,000 ordinary shares of HK$1.00 each, comprising the entire issued share capital of KPCB;

"KPCB(S)" means Kalex Printed Circuit Board (S) Pte Ltd, a wholly owned subsidiary of the Vendor, incorporated in Singapore;

"KPCB(S) SHARES" means the 2 ordinary shares of S$1.00 each , comprising the entire issued share capital of the KPCB(S);

"LL&S" means Lee Lap & Sons Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"LL&S DEFERRED SHARES" means the 2 non-voting deferred shares of HK$1.00 each in the share capital of LL&S;

"LL&S SHARES" means the two ordinary shares of HK$1.00 each, comprising the entire issued ordinary share capital of LL&S;

"LOSSES" means all losses, liabilities, costs (including, without limitation, legal costs), charges, expenses, actions, proceedings, claims and demands;

"MATERIAL CONTRACTS" means those contracts listed in the Disclosure Letter;

"PRC" means the People's Republic of China;

"PRC SUBSIDIARIES" means Guangzhou Termbray Electronics Technology Co. Ltd., Guangzhou Termbray Circuit Board Company Limited and Guangzhou Kalex Laminate Company Limited, details of which are contained in Part 3 of Schedule 1;

"PROPERTIES" means the properties brief details of which are set out in Parts 1 and 2 of Schedule 4 and includes each and every part of them and "PROPERTY" means any one of them;

"PROVIDENT FUND" means Termbray's Electronics Co. Ltd. provident fund, forming part of the National Mutual Central Provident Fund, as in force at the date of this Agreement details of which are set out in the Disclosure Letter;

"PURCHASER'S SOLICITORS" means Linklaters of 10th Floor, Alexandra House, Chater Road, Central, Hong Kong;

"SALE SHARES" means the KPCB Shares, the LL&S Shares, the KCB(China) Shares, the TLC Shares, the TP(BVI) Shares, the KCB(HK) Shares, the KPCB(S) Shares and the TCBC Shares;

"SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (and "SECURED" shall be construed accordingly);

"SHAREHOLDER LOANS" means any liability or obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) of any Group Company owed or owing to the Vendor, the Guarantor or any of their respective subsidiaries or any other entity controlled directly or indirectly by Lee Lap (other than to a Group Company);

"SINGAPORE" means the Republic of Singapore;

"SUBSIDIARIES" means the subsidiaries of the Group Companies details of which are contained in Part 3 of Schedule 1;

"TAXATION CLAIM" bears the meaning given to it in the Tax Deed of Indemnity;

"TAX DEED OF INDEMNITY" means the deed of indemnity against Taxation in the agreed terms to be entered into at Completion;

"TAXATION" and "TRANSACTION" bear the meanings respectively given to them in the Tax Deed of Indemnity;

"TCBC" means Termbray Circuit Board Company Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"TCBC SHARES" means the two ordinary shares of HK$1.00 each, comprising the entire issued share capital of TCBC;

"TLC" means Termbray Laminate Company Limited, a wholly-owned subsidiary of the Vendor, incorporated in Hong Kong;

"TLC SHARES" means the 10,000 ordinary shares of HK$1.00 each, comprising the entire issued share capital of TLC;

"TP(BVI)" means Termbray Property (B.V.I.) Limited, a wholly-owned subsidiary of the Vendor, incorporated in the British Virgin Islands;

"TP(BVI) SHARES" means the one ordinary share of US$1.00, comprising the entire issued share capital of TP(BVI);

"VENDOR'S SOLICITORS" means Woo, Kwan, Lee & Lo of 27th Floor, Jardine House, 1 Connaught Place, Hong Kong;

     "WARRANTIES" means the warranties and representations set out in Schedule 3 and "WARRANTY" means any one of them;

1.2  SUBORDINATE LEGISLATION
     References to a statutory provision include any subordinate legislation made from time to time under that provision;

1.3  MODIFICATION ETC. OF STATUTES
     References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement prior to Completion and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision (as from time to time modified or re-enacted or consolidated) which such provision has directly or indirectly replaced;

1.4  ACCOUNTS
     Any reference to "AUDITED ACCOUNTS" shall include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question;

1.5  COMPANIES ORDINANCE, CHAPTER 32
     The words "HOLDING COMPANY" and "SUBSIDIARY" shall have the same meanings in this Agreement as their respective definitions in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) (as amended from time to time);

1.6  CLAUSES, SCHEDULES ETC.
     References to this Agreement include any Schedules to it and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement;

1.7  INFORMATION
     Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm; and

1.8  HEADINGS
     Headings shall be ignored in construing this Agreement.

2    AGREEMENT TO SELL THE SHARES

2.1  SALE OF SHARES
     The Vendor shall sell or procure to be sold and the Purchaser, relying on (amongst other things) the several representations, warranties and undertakings contained in this Agreement, shall purchase the Sale Shares and the Deferred Shares, in each case free from all Encumbrances and together with all rights and advantages now and hereafter attaching thereto.

2.2  RIGHTS OF PRE-EMPTION
     The Vendor hereby waives irrevocably, or shall procure the irrevocable waiver of, any and all rights of pre-emption over the Sale Shares and the Deferred Shares conferred either by the Articles of Association or other equivalent document of the relevant Group Company or in any other way.

3    CONSIDERATION

3.1 AMOUNT The total aggregate amount of consideration for the purchase of the Sale Shares, the Deferred Shares and the Equipment shall be the sum of US$325 million plus all Cash of the Group Companies as at Completion less the amount of any Borrowings as at Completion.

3.2  DETERMINATION OF NET INTRA-GROUP INDEBTEDNESS
     Appendix 2 sets out the net intra-group indebtedness of the Group (representing total Intra-Group Indebtedness minus Shareholder Loans) to the best of the knowledge and belief of the Vendor and the Guarantor. The Vendor and the Guarantor shall procure that all Shareholder Loans and Intra-Group Indebtedness are discharged at Completion.

3.3  DETERMINATION OF BORROWINGS AND CASH
     3.3.1 The Vendor's estimate of Borrowings and Cash to be used for the purpose of the determination of the purchase price under Clause
               3.1 is detailed in the schedule of net Indebtedness in the agreed terms.

     3.3.2 The Vendor and the Guarantor shall use all reasonable endeavours to deliver to the Purchaser by 5 p.m. (Hong Kong time) on the day prior to Completion pay-off letters from each of the banks and financial institutions to which Borrowings are owed or owing. Such pay-off letters shall set out the relevant bank's best estimate of the total Borrowings owed or owing at Completion. For the purposes of the determination of the purchase price under Clause 3.1, the estimate of Borrowings detailed in the schedule of net Indebtedness in the agreed terms shall be adjusted to reflect the totals set out in the pay-off letters.

     3.3.3 The Vendor and the Guarantor shall use all reasonable endeavours to deliver to the Purchaser by 5 p.m. (Hong Kong time) on the day prior to Completion account balance letters from each of the banks and financial institutions with which the Group holds Cash. Such account balance letters shall set out the total Cash of the Group with that bank or financial institution and shall separately identify the amount of any deposits which are not repayable on demand. For the purposes of the determination of the purchase price under Clause 3.1, the estimate of Cash detailed in the schedule of net Indebtedness in the agreed terms shall be adjusted to reflect the totals set out in the account balance letters.

     3.3.4 The parties shall within 60 days after Completion jointly determine the amount of net Indebtedness (representing Borrowings minus Cash) as at Completion. If such amount is higher than such amounts as reflected in the schedule of net Indebtedness in the agreed terms (as adjusted by the pay-off letters referred to in Clause 3.3.2 and the account balance letters referred to in Clause 3.3.3), the Vendor, failing whom the Guarantor, shall within five Business Days of the joint determination, pay the amount of such difference in US dollars to such account as may be specified in the notice served by the Purchaser. If such amount is lower than such amount as reflected in the schedule of net Indebtedness in the agreed terms (as adjusted by the pay-off letters referred to in Clause 3.3.2 and the account balance letters referred to in Clause 3.3.3), the Purchaser, failing whom the Purchaser's Guarantor, shall within five Business Days of the joint determination, pay the amount of such difference in US dollars to the account specified in Clause 3.4 below.

3.4  METHOD OF PAYMENT

     The Purchaser, failing whom the Purchaser's Guarantor, shall pay the total aggregate amount of consideration in US dollars on Completion, which shall take place in accordance with Clause 4 below in immediately cleared funds, by telegraphic transfer to the following account (such payment constituting good discharge) or by such other method as the parties may agree.

     Bank                      :       The Hongkong and Shanghai Banking
                                       Corporation Limited

     Bank address              :       Texaco Road Office, 60
                                       Texaco Road, Tsuen Wan, New
                                       Territories, Hong Kong

     Beneficiary               :       Termbray Electronics Company
                                       Limited

     Beneficiary Address       :       Termbray Industrial
                                       Building 18-22 Lam Tin Street, Kwai
                                       Chung New Territories, Hong Kong

     Account No.               :       004-195-0-800951

     Account type              :       USD saving

     The parties agree that the Purchaser shall deduct from its payment of the total aggregate amount of consideration an amount equal to the net intra-group indebtedness of the Group referred to in Clause 3.2. The Purchaser agrees, and shall procure that the relevant Group Companies agree, that such deduction shall constitute good discharge of the Intra-Group Indebtedness owed or owing as at Completion. The Vendor and the Guarantor each agree, and shall procure that their respective subsidiaries and any other entity controlled directly or indirectly by Lee Lap agree, that the netting-off against the Intra-Group Indebtedness through such deduction shall constitute good discharge of the Shareholder Loans owed or owing as at Completion.

4    COMPLETION

4.1  DATE AND PLACE
     Completion shall take place at the offices of the Purchaser's Solicitors as soon as practicable after the date of this Agreement on a date to be agreed between the parties (and, in any event, no later than 6 August 1999) or at such other place or at such other time as may be agreed between the Purchaser and the Vendor.

4.2  OBLIGATIONS ON COMPLETION

     4.2.1 On Completion the Guarantor and the Vendor shall jointly and severally procure that the obligations specified in Part A of
               Schedule 2 are fulfilled.

     4.2.2 On Completion, in addition to its obligation under Clause 4.3, the Purchaser shall procure that the obligations specified in Part B of Schedule 2 are fulfilled.

4.3  PAYMENT OF PRICE
     Against compliance with the foregoing provisions the Purchaser shall satisfy the purchase consideration in the manner specified in Clause 3.4.

4.4  RIGHT TO TERMINATE
     If the foregoing provisions of this Clause are not fully complied with by the Guarantor and the Vendor by or on the date set for Completion (other than due to the default of the Purchaser), the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) by written notice to the Vendor served on such date:

     4.4.1 to elect to terminate this Agreement without liability on the part of the Purchaser; or

     4.4.2 to effect Completion so far as practicable having regard to the defaults which have occurred; or

     4.4.3 to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the foregoing provisions of this Clause 4.4 shall apply to Completion as so deferred but provided such deferral may only occur once.

5    WARRANTIES

5.1  INCORPORATION OF SCHEDULE 3

     5.1.1 The Guarantor and the Vendor jointly and severally warrant and represent to the Purchaser and its successors in title in the terms set out in Schedule 3 subject only to:

               (i) any matter which is fairly disclosed in the Disclosure Letter and any matter expressly provided for under the terms of this Agreement;

               (ii) any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser; and

               (iii) any circumstance whereby any of the Group Companies,
                     Yongning Termbray Circuit Boards Factory or Zhongshan Kalex Circuit Boards Factory is liable or sought to be made liable for any social security payments (statutory pension insurance, statutory medical insurance, statutory unemployment insurance, housing contributions and other applicable statutory benefits) or individual income tax levied in the PRC in consequence of any event occurring on or before Completion.

     5.1.2 The Guarantor and the Vendor each acknowledge that the Purchaser has entered into this Agreement in reliance upon, amongst other things, the Warranties and on the undertakings contained in Clauses 6, 7 and 8. Save as expressly otherwise provided, the Warranties shall be separate and independent.

5.2  UPDATING TO COMPLETION
     The Guarantor and the Vendor each further jointly and severally warrant to the Purchaser and its successors in title that in the event Completion is for any reason delayed:

     5.2.1 subject to Clause 5.1, the Warranties will be fulfilled down to and will be true and accurate in all respects and not misleading in any respect at Completion as if they had been given again at Completion; and

     5.2.2 if after the signing of this Agreement and before Completion any event shall occur or matter arises which results or may result in any of the Warranties being unfulfilled, untrue, misleading or incorrect in any respect at Completion the Vendor shall immediately notify the Purchaser in writing fully thereof prior to Completion and the Vendor (at its own cost) shall make any investigation concerning the event or matter which the Purchaser may require.

5.3  EFFECT OF COMPLETION
     The Warranties and all other provisions of this Agreement and the Tax Deed of Indemnity insofar as the same shall not have been performed at Completion shall not be extinguished or affected by Completion, or by any other event or matter whatsoever, except as expressly provided in this Agreement or in the Tax Deed of Indemnity or by a specific and duly authorised written waiver or release by the Purchaser.

5.4  RIGHT OF TERMINATION
     In the event Completion is for any reason delayed and if prior to Completion it shall be found that any of the Warranties was, when given, or will be or would be, at Completion (as if they had been given again at Completion) not complied with or otherwise untrue or misleading the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available to it and its successors in title including the right to claim damages) by notice in writing to the Vendor to terminate this Agreement but failure to exercise this right shall not constitute a waiver of any other rights of the Purchaser or its successors in title arising out of any breach of Warranty.

5.5  INFORMATION FROM GROUP COMPANIES
     Each of the Guarantor and the Vendor agrees with the Purchaser (for itself and as trustee for each Group Company and their respective officers, employees and agents) to assign to the Purchaser any rights, remedies or claims which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or its respective officers, employees or agents in connection with assisting the Vendor in the making of any representation and the giving of the Warranties or the preparation of the Disclosure Letter and the Tax Deed of Indemnity.

5.6  LIMITATIONS
     Notwithstanding anything contained in this Agreement or in the Tax Deed of
     Indemnity:

     5.6.1 Any claims in respect of the Warranties made by the Purchaser (the "Warranty Claims") shall be brought or notified to the Vendor and the Guarantor within a period of 18 months following Completion.

     5.6.2 The provisions of Clause 3 of the Tax Deed of Indemnity shall apply to any Warranty Claims.

6    VENDOR'S FINANCIAL STANDING

6.1  NET ASSET VALUE UNDERTAKING
     The Guarantor undertakes to the Purchaser that it will maintain a consolidated net asset value (the "GUARANTOR'S NAV") of not less than US$100 million for a period of 18 months after Completion.

6.2  RESTRICTIONS ON THE GUARANTOR
     The Guarantor covenants to the Purchaser that it will not make any capital or income distributions or enter into any intra-group transactions or other transactions other than in the ordinary course of business if and to the extent that as a result of such distributions or transactions, the Guarantor would be in breach of Clause 6.1.

6.3  CONSEQUENCES OF BREACH
     If the Guarantor breaches the provisions of Clause 6.1, the Guarantor shall notify the Purchaser of such breach shall pay or procure payment into an interest bearing escrow account, operated by a stakeholder acting jointly for the Purchaser and the Guarantor, of an amount equal to the shortfall in the Guarantor's NAV. To the extent that any such shortfall shall increase, an amount equal to the increased amount of such shortfall shall be paid into such escrow account in accordance with this Clause 6.3.

6.4  ESCROW ACCOUNT
     Any amounts paid into an escrow account in accordance with Clause 6.3 shall remain in the escrow account until the satisfaction of any Warranty Claim or Tax Claim brought within the period of 18 months following Completion or the date falling 18 months from the date of Completion, whichever is later, after which date, any amount paid into such escrow account (subject to any reduction to satisfy any Warranty Claim or Tax Claim) shall be returned to the Guarantor.

7    RESTRICTIONS ON THE GUARANTOR AND THE VENDOR

7.1  NOTIFICATIONS
     The Guarantor and the Vendor agree to provide the Purchaser with details of any dividends or other distributions to be made by either the Guarantor or the Vendor at any time during the period of 18 months following Completion. The Guarantor shall ensure timely preparation of its audited annual accounts and unaudited interim accounts during the period of 18 months following Completion and shall, immediately following preparation (or, while the Guarantor remains listed on The Stock Exchange of Hong Kong Ltd., publication), provide copies thereof to the Purchaser.

7.2  RESTRICTIONS
     Each of the Guarantor and the Vendor undertakes with the Purchaser and its successors in title as trustee for itself and the Group Companies that it will not and will procure that all entities controlled by it will not during the Restricted Period:

     7.2.1 directly or indirectly, either in Hong Kong or PRC or elsewhere, engage in any business which competes, directly or indirectly with the business as now carried on by any Group Company (or as part of the Zhongshan operations) and which is or is likely to be in competition with the business of any Group Company as now carried on; or

     7.2.2 knowingly employ any person (other than Lee Lap, a member of Lee Lap's family, Li Wai Kwong or Angela Chen) who is at the date of this Agreement an officer or employee of any Group Company (or is otherwise employed in the Zhongshan operations) as employee, consultant or otherwise with any of the Guarantor, the Vendor or any of their subsidiaries or fellow subsidiaries or holding companies, or induce or seek to induce any such person to serve as employee, consultant or otherwise with any other company or business, whether or not such person would thereby commit any breach of his current contract of service.

7.3  EXCEPTIONS

     7.3.1     The restrictions in Clause 7.2.2 shall not prevent:

               (i) the provision by Mr Lee Lap or Li Wai Kwong to the Purchaser of any consultancy services pursuant to the Consultancy Services Agreement; or

               (ii) the employment in whatever capacity of an officer or
                    employee of any Group Company who is after Completion dismissed by that Group Company (other than for cause).

     7.3.2 The restrictions in Clause 7.2 shall not restrict each of Mr Wayne Lee and/or Mr Vincent Lee from directly or indirectly holding or controlling 5% or less interests (which interests shall not carry with them any voting rights or economic interests which are not proportionate to his percentage shareholding in the relevant company) of a company or entity engaged in the printed circuit board industry and provided further that nothing in Clause 7.2 shall restrict the leasing or licensing of premises to a tenant or licensee engaged in the printed circuit board industry where such leasing or licensing is on usual commercial terms.

     7.3.3 The restrictions in Clause 7.2.1 shall not restrict the Guarantor, the Vendor, Lee Lap, Wayne Lee or Vincent Lee from carrying on any laminate or prepreg manufacturing and sales business or the manufacture and sale of machinery used in printed circuit board manufacturing.

     7.3.4 The restrictions in Clause 7.2.2 shall not restrict the Guarantor, the Vendor, Lee Lap, Wayne Lee or Vincent Lee from employing in aggregate up to 20 persons who are currently employees of any Group Company, provided such persons are unskilled operators and provided further that there has been no solicitation of their employment.

7.4  REASONABLENESS OF RESTRICTIONS
     The Guarantor and the Vendor each agree that they consider that the restrictions contained in this Clause are no greater than is reasonable and necessary for the protection of the interest of the Purchaser but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

7.5  RESTRICTED PERIOD
     For the purposes of this Clause 7, "Restricted Period" means the period of two years commencing on Completion.

8    OTHER PROVISIONS

8.1  ANNOUNCEMENTS
     No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Guarantor, the Vendor (or any of their respective directors) or the Purchaser without the prior written approval of the other parties hereto. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange but the party with an obligation to make an announcement or issue a circular shall consult with the other parties insofar as is reasonably practicable before complying with such an obligation.

8.2  SUCCESSORS AND ASSIGNS
     The Guarantor and the Vendor each agree that the benefit of every provision in this Agreement is given to the Purchaser for itself and its successors in title and assigns. Accordingly, the Purchaser (and its successors and assigns) may, without the consent of the other parties, assign the benefit of all or any of the other parties' obligations under this Agreement, and/or any benefit arising under or out of this Agreement.

8.3  VARIATION
     No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

8.4  TIME OF THE ESSENCE
     Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

8.5  FURTHER ASSURANCE
     At any time after the date of this Agreement the Guarantor and the Vendor shall each, and shall use their best endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of giving to the Purchaser the full benefit of all the provisions of this Agreement.

8.6  COSTS
     The Guarantor and the Vendor shall together bear all costs incurred by them and the Group in connection with the preparation, negotiation and entry into of this Agreement (which for the avoidance of doubt shall exclude the annual audit fees payable by the Group to the Auditors), the Tax Deed of Indemnity and the sale of the Sale Shares. The Purchaser shall bear all such costs incurred by it. The Vendor and the Purchaser shall each bear one half of any Hong Kong stamp duty payable in respect of the sale and purchase of the Sale Shares.

8.7  INDEMNITY
     8.7.1 The Vendor and the Guarantor jointly and severally covenant, agree and undertake to indemnify and keep indemnified the Purchaser, for itself and as trustee for the Group Companies, against any loss, claim, damage, liability, cost or expense whatsoever suffered by the Group Companies (subject, in the case of costs and expenses incurred after Completion, to such costs and expenses being reasonable) resulting from or in connection with:

               (i) the litigation commenced in the High Court of Hong Kong (action numbers: 99S03111, 99S03112 and 99S03113) in which Kingboard Laminates Limited is named as plaintiff; and

               (ii) the following proceedings in which various Group Companies have been involved since 1980:

                    (a) Kalex Circuit Board Company Limited (now known as Kalex Circuit Board (China) Limited) -v- Orient Finzel Limited (commenced 3 August 1983);

                    (b) Kalex Circuit Board Company Limited (now known as Kalex Circuit Board (China) Limited) -v- Tai Ling Weaving and Dyeing Factory Ltd (commenced 2 September
                         1983);

                    (c) Dielektra (Hongkong) Ltd -v- Kalex Circuit Board Company Limited (now known as Kalex Circuit Board (China) Limited) (commenced 17 April 1984);

                    (d) Kalex Circuit Board Company Limited (now known as Kalex Circuit Board (China) Limited) -v- RTA Electronics Limited (commenced 23 August 1984);

                    (e) Kalex Circuit Board Company Limited (now known as Kalex Circuit Board (China) Limited) -v Goodwell Industries Limited (commenced 24 March 1994);

                    (f) Lau Yiu Keung -v- Kalex Circuit Board (Hong Kong) Limited (commenced 25 June 1999);

                    (g) Tat Shing Paper Products Factory -v- Kalex Circuit Board (Hong Kong) Limited (commenced 14 November
                         1997);

                    (h) Lam Kam Cheuk -v- Astec Circuit Boards Limited (now known as Kalex Circuit Board (Hong Kong) Limited) (commenced 18 January 1989); and

                    (i) Meidik Electrical Family Limited -v- Ma Chan Wing and Astec Circuit Boards Limited (now known as Kalex Circuit Board (Hong Kong) Limited) (commenced 7 February 1996).

     8.7.2 The Vendor and the Guarantor shall be entitled at their own expense in their absolute discretion to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the relevant Group Companies and to have the conduct of any related proceedings, negotiations or appeals.

     8.7.3 The Purchaser will give, subject to being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as the Vendor, the Guarantor or their professional advisers reasonably request. The Vendor and the Guarantor agree to keep all such information confidential and only to use it for such purpose.

     8.7.4 The Vendor and the Guarantor jointly and severally covenant, agree and undertake to indemnify and keep indemnified the Purchaser, for itself and as trustee for the Group Companies, against any loss, claim, damage, liability, cost or expense whatsoever suffered by the Group Companies resulting from any Guarantee in respect of any Borrowed Money of any other person (except for any other Group Company).

8.8  CANCELLATION OF GUARANTEES
     8.8.1 The Purchaser shall (subject to all reasonable assistance being provided by the Vendor and the Guarantor) use all reasonable endeavours to procure, on Completion, the release or discharge of such guarantees (the "FACILITY GUARANTEES") given in favour of any third party by the Guarantor, the Vendor or any of their respective subsidiaries (other than the Group Companies) in respect of obligations owing by the Group Companies details of which have been notified to the Purchaser by 5.00 p.m. (Hong Kong time) on the day prior to Completion as referred to in paragraph 1 of Part B of Schedule 2.

     8.8.2 The Purchaser hereby expressly acknowledges that the release of the Facility Guarantees may involve the cancellation of banking facilities available to the Group and thus affect the operations and conditions of the Group and the Purchaser hereby confirms to the Vendor and the Guarantor that it has made alternative arrangements to finance the Group on Completion.

     8.8.3 Each of the Purchaser and the Purchaser's Guarantor shall indemnify and keep indemnified the Vendor and the Guarantor (for itself and as trustee for any of its subsidiaries other than the Group Companies) in full against any loss, claim, damage, liability or expense whatsoever suffered by the Vendor or the Guarantor or any subsidiaries of the Guarantor (other than the Group Companies) attributable to any claim made under any of the Facility Guarantees which have not been released or discharged on or before Completion pursuant to Clause 8.8.1.

8.9  LICENCES
     8.9.1     GUANGZHOU STORAGE

               The Purchaser hereby agrees with the Vendor to procure the grant to the Vendor of a licence in the agreed terms permitting specified items of equipment to remain in the factory in Guangzhou for a period of up to 12 months following Completion.

     8.9.2     HONG KONG OFFICES

               In consideration of the licence provided to the Vendor pursuant to Clause 8.9.1, the Vendor hereby agrees to procure the grant of a licence to the Purchaser in the agreed terms of the ground floor, one lorry-parking space, the third and fourth floors of Termbray Industrial Building, 18-22 Lam Tin Street, Kwai Chung, New Territories, Hong Kong, for a period of 3 months following Completion.

8.10 PROVIDENT FUND
     The Guarantor and the Vendor shall use all reasonable endeavours (with the cooperation of the Purchaser) to procure that the following actions shall be taken in relation to the Provident Fund as soon as reasonably practicable after Completion:-

     8.10.1 Lee Plastics Manufacturing Co. Ltd. and Termbray Electronics Co. Ltd. shall cease to be participating companies in the Provident Fund;

     8.10.2 Termbray Electronics Co. Ltd. shall be substituted by KCB(China) as the "representative employer" in relation to the Provident Fund for the purposes of the Occupational Retirement Schemes Ordinance.

     The Purchaser shall give all notifications required in relation to the matters set out in Clauses 8.10.1 to 8.10.2 to the Registrar of Occupational Retirement Schemes and the trustee or administrator of the Provident Fund, and the Guarantor and the Vendor shall each co-operate fully with the Purchaser to enable it to meet its obligations in this respect.

8.11 GUARANTEE OF PURCHASER'S OBLIGATION

     8.11.1 In consideration of the Vendor and the Guarantor entering into this Agreement at the request of the Purchaser's Guarantor, the Purchaser's Guarantor hereby guarantees, unconditionally and irrevocably as primary obligor, the due observance and performance by the Purchaser of all the agreements, stipulations, terms and conditions contained in this Agreement on the part of the Purchaser to be observed and performed, and all the obligations and liabilities of the Purchaser under this Agreement, and that in the event the Purchaser shall fail to observe and perform any of its obligations at the time and in the manner provided in this Agreement, the Purchaser's Guarantor shall on demand by the Vendor and/or the Guarantor indemnify and keep indemnified fully the Vendor and/or the Guarantor against any loss or damage the Vendor and/or the Guarantor may have suffered or incurred as a result of such failure on the part of the Purchaser.

     8.11.2 The guarantee provided by the Purchaser's Guarantor in this Clause 8.11 shall be a continuing guarantee and shall cover all obligations, covenants and liabilities of the Purchaser under this Agreement notwithstanding the liquidation, bankruptcy, incapacity or any change in the constitution or status of the Purchaser or the Purchaser's Guarantor or any settlement of account or variation or modification of this Agreement or any indulgence or waiver given by any parties hereto or other matters whatsoever until the last claim whatsoever by the Vendor and/or the Guarantor against each of the Purchaser and the Purchaser's Guarantor has been satisfied in full.

     8.11.3 Should any purported obligation of the Purchaser, which if valid or enforceable would be the subject of the guarantee under this Clause 8.11, be or become wholly or in part invalid or unenforceable against the Purchaser by reason of any defect in or insufficiency or want of powers of the Purchaser or irregular or improper purported exercise thereof or breach or want of authority by any person purporting to act on behalf of the Purchaser or because the Vendor's or the Guarantor's rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstances whether or not known to the Vendor and/or the Guarantor, the Purchaser's Guarantor shall nevertheless be liable to the Vendor and/or the Guarantor (notwithstanding the avoidance or invalidity of any term or condition of this Agreement whatsoever including (without limitation) avoidance under any enactment relating to liquidation) in respect of that purported obligation or liability as if the same were wholly valid and enforceable. The Purchaser's Guarantor hereby agrees to keep the Vendor and/or the Guarantor fully indemnified against all damages, losses, costs and expenses arising from any failure of the Purchaser to carry out any obligation, covenant or undertaking under this Agreement.

     8.11.4 The guarantee provided by the Purchaser's Guarantor in this Clause 8.11 may be enforced against the Purchaser's Guarantor without the Vendor and/or the Guarantor first instituting legal proceedings against the Purchaser in the first instance or joining in the Purchaser as a party in the same proceedings against the Purchaser's Guarantor.

8.12 ORBOTECH NOVATION
     The Guarantor agrees that, as soon as reasonably practicable after Completion, it will use all reasonable endeavours to procure the novation of its agreement with Orbotech Pacific Limited (the "ORBOTECH AGREEMENT") with respect to the provision of service and maintenance of equipment for the period between 1 April 1999 and 31 May 2000. Such novation shall be made in favour of such Group Companies that own or operate the equipment covered by the

     Orbotech Agreement unless otherwise directed by the Purchaser. Pending novation of the Orbotech Agreement, the Guarantor agrees to hold the benefit of the Orbotech Agreement on trust for the relevant Group Companies.

8.13 STAMP DUTY FILING
     The Purchaser undertakes to submit the transfers referred to in paragraph
     1.5 of Part A of Schedule 2 to the relevant authorities for stamping within thirty days after Completion and agrees to indemnify the Vendor for any penalties attributable to its failure to comply with such undertaking.

8.14 ZHONGSHAN ASSETS
     The Vendor and the Guarantor shall each undertake to:

     8.14.1 procure that KCB(China) shall remain the investor in Kalex Multi-layer Circuit Board (Zhongshan) Co. Ltd. (in the process of incorporation) in the period up to Completion;

     8.14.2 procure that as soon as reasonably practicable after Completion, Zhongshan Xiaolan Yongning Termbray Circuit Board Factory, Zhongshan Kalex Circuit Board Factory and Zhongshan Xiaolan Township Yongning Industrial Corporation (the "ZHONGSHAN VENDORS") shall enter into an agreement for the transfer to Kalex Multi-layer Circuit Board (Zhongshan) Company Limited (or such other entity as the Purchaser may direct) of all property, assets and transferable rights of the Zhongshan Vendors used in connection with, or held by the Zhongshan Vendors for the purposes of, the business of processing, manufacturing and selling printed circuit board products in Zhongshan (the "ZHONGSHAN BUSINESS");

     8.14.3 assist Kalex Multi-layer Circuit Board (Zhongshan) Company Limited in offering new employment, on such date as the Purchaser may direct but in any event before 31 October 1999, to each of the employees of the Zhongshan Vendors who are at the date of this Agreement employed in the Zhongshan Business, and procure that such employees' employment with the Zhongshan Vendors is terminated on terms acceptable to the Purchaser;

     8.14.4 provide all reasonable assistance to the Group Companies in ensuring that, pending the transfer of the assets and employees referred to in Clauses 8.14.2 and 8.14.3 above, the Zhongshan Business is carried on in all respects in the ordinary course, in continuation of the manner of the conduct of the Zhongshan Business prior to the date of this Agreement and that the assets referred to in Clause 8.14.2 continue to be utilised and that the employees referred to in Clause 8.14.3 continue to work for the purposes of the Zhongshan Business; and

     8.14.5 provide all reasonable assistance to the Group Companies in ensuring that, pending the transfer of the assets referred to in Clause 8.14.2 above, the processing contract with respect to the Zhongshan Business continues to be duly performed.

     To the extent that the costs of procuring and effecting the transfer of the assets and employees referred to in Clauses 8.14.2 and 8.14.3 above exceed HK$7.75 million, such excess costs shall be borne by the Vendor or the Guarantor.

8.15 GUANGZHOU DORMITORY LAND AND BUILDINGS
     The Vendor and the Guarantor shall each undertake to procure (at their own cost) the due issue to Guangzhou Termbray Electronics Technology Co. Ltd. of a land and building title certificate with respect to the approximately 31,000 square metres of land and four dormitory buildings located adjacent to 888 Jiufo Road (West), Jiufo Town, Baiyun, Guangzhou as soon as reasonably practicable after Completion.

8.16 ZHONGSHAN PCB FACTORY BUILDING OWNERSHIP CERTIFICATE
     The Vendor and the Guarantor shall each undertake to procure (at their own cost) the due issue to KCB(China) of a building ownership certificate with respect to all the factory buildings located at Luosha Village, Yongning, Xiaolan, Zhongshan as soon as reasonably practicable after Completion.

8.17 NOTICES
     8.17.1 Any notice, claim or demand in connection with this Agreement shall be in writing in English (a "Notice") and shall be sufficiently given or served if delivered or sent:

               In the case of either the Guarantor or the Vendor to Termbray Industries International (Holdings) Limited:

               Address:                Termbray Industrial Building
                                       18-22 Lam Tin Street
                                       Kwai Chung, New Territories
                                       Hong Kong

               Fax:                    (852) 2480 4214

               Attention:              Mr Lee Lap




               In the case of the Purchaser to Viasystems Group, Inc.:

               Address:                101 South Hanley Road
                                       St Louis
                                       Missouri 63105
                                       USA
               Fax:                    (1) 314 746 2299

               Attention:              Mr David Sindelar


     8.17.2 Any Notice may be delivered by hand or, sent by messenger, telegram, telex, fax or post. Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next working day in the place to which it is sent, if sent by messenger, telegram, telex or fax, or 60 hours from the time of posting, if sent by post, or at the time of delivery, if delivered by hand.

8.18 INVALIDITY
     If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

8.19 COUNTERPARTS
     This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

8.20 GOVERNING LAW AND SUBMISSION TO JURISDICTION
     8.20.1 This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with Hong Kong law.

     8.20.2 All the parties irrevocably agree that the courts of Hong Kong are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it. All the parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

8.21 APPOINTMENT OF PROCESS AGENTS
     8.21.1 The Vendor irrevocably appoints the Guarantor as its agent for the service of process in Hong Kong in relation to any matter arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Guarantor.

     8.21.2 The Vendor shall inform the Purchaser, in writing, of any change in the address of its process agents within 28 days.

     8.21.3 If such process agents cease to have an address in Hong Kong, the Vendor irrevocably agrees to appoint new process agents acceptable to Purchaser and to deliver to Purchaser within 14 days a copy of a written acceptance of appointment by its new process agents.

     8.21.4 Each of the Purchaser and the Purchaser's Guarantor irrevocably appoints United Chain Consultants Limited of Third Floor, Termbray Industrial Building, 18-22 Lam Tin Street, Kwai Chung, New Territories, Hong Kong as its agent for the service of process in Hong Kong in relation to any matter arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchaser or the Purchaser's Guarantor (as the case may be).

     8.21.5 Each of the Purchaser and the Purchaser's Guarantor shall inform the Guarantor, in writing, of any change in the address of its process agents within 28 days.

     8.21.6 If such process agents cease to have an address in Hong Kong, the Purchaser and the Purchaser's Guarantor each irrevocably agree to appoint new process agents acceptable to Guarantor and to deliver to Guarantor within 14 days a copy of a written acceptance of appointment by its new process agents.

     8.21.7 Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgement or other settlement in any other courts.

IN WITNESS whereof this Agreement has been duly executed.

SIGNED by LEE LAP
on behalf of TERMBRAY ELECTRONICS                                            Lee Lap (Sd.)
(B.V.I.) LIMITED
in the presence of:

BRIAN LEUNG CHONG SHUN
Solicitor
Woo Kwan Lee & Lo
27th Floor Jardine House                                                     Brian Leung Chong Shun (Sd.)
1 Connaught Place
Hong Kong


SIGNED by LEE LAP
on behalf of TERMBRAY INDUSTRIES
INTERNATIONAL (HOLDINGS) LIMITED.
in the presence of:                                                          Lee Lap (Sd.)

BRIAN LEUNG CHONG SHUN
Solicitor
Woo Kwan Lee & Lo
27th Floor Jardine House                                                     Brian Leung Chong Shun (Sd.)
1 Connaught Place
Hong Kong


SIGNED by JIM MILLS on behalf of
VIASYSTEMS CANADA, INC. in the                                               Jim Mills (Sd.)
presence of:
DAVID WEBSTER
Viasystems Group, Inc.                                                       David Webster (Sd.)
101 South Hanley Road
St. Louis, Missouri
MO 63105, USA

SIGNED by JIM MILLS on behalf of
 VIASYSTEMS GROUP, INC. in the                                               Jim Mills (Sd.)
presence of:
DAVID WEBSTER
Viasystems Group, Inc.                                                       David Webster (Sd.)
101 South Hanley Road
St. Louis, Missouri
MO 63105, USA

                                   SCHEDULE 1

                                     PART 1
                         PARTICULARS OF SHARES SOLD ETC.

(1)                                                     (2)
NAMES AND ADDRESSES OF VENDOR OR                        SHARES SOLD
NOMINEE

Lee Lap                                                 1 KPCB Share

                                                        1 LL&S Share

                                                        1 KCB(China) Share

                                                        1 TP(BVI) Share

                                                        1 KCB(HK) Share

                                                        1 TCBC Share

                                                        1 LL&S Deferred Share

                                                        44,500 KCB(China) Deferred Shares

                                                        1 TLC Share

Termbray Electronics (B.V.I.) Limited                   9,999 KPCB Shares

                                                        1 LL&S Share

                                                        1 KCB(China) Share

                                                        9,999 TLC Shares

                                                        1 TP(BVI) Shares

                                                        999,999 KCB(HK) Shares

                                                        1 TCBC Share

Leung Lai Ping                                          1 LL&S Deferred Share

                                                        5,500 KCB(China) Deferred Shares

Wong Wai Min William                                    1 KCBC(S) Share

Thamarai D/O Krishnan                                   1 KCBC(S) Share

                                     PART 2
                  PARTICULARS OF THE PRINCIPAL GROUP COMPANIES

                       KALEX PRINTED CIRCUIT BOARD LIMITED

REGISTERED NUMBER:                                        506562

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          28 February 1995 , Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

ACCOUNTING REFERENCE DATE:                                31 March

AUTHORISED SHARE CAPITAL:                                 HK$10,000 divided into
                                                          10,000 Ordinary Shares of HK$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   10,000 Ordinary Shares of HK$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             Termbray Electronics (BVI)                          1
                                    Limited

Termbray Electronics (BVI)                   --                                     9,999
Limited                                                                            ------
                                                                                   10,000

                             LEE LAP & SONS LIMITED

REGISTERED NUMBER:                                        138970

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          10 July 1984, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

ACCOUNTING REFERENCE DATE:                                31 March

AUTHORISED SHARE CAPITAL:                                 HK$10,000 divided into
                                                          9,998 Ordinary Shares of HK$1.00 each
                                                          2 Non-voting Deferred Shares of HK$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   2 Ordinary Shares of HK$1.00 each
                                                          2 Non-voting Deferred shares of HK$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Termbray Electronics (BVI) Limited                   --                             1 Ordinary

Lee Lap                             Termbray Electronics (BVI)                      1 Ordinary
                                    Limited

Leung Lai Ping                                       --                       1 Non-voting Deferred

Lee Lap                                              --                       1 Non-voting Deferred
                                                                              ---------------------
                                                                                        4

                       KALEX CIRCUIT BOARD (CHINA) LIMITED


REGISTERED NUMBER:                                        98891

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          9 June 1981, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

ACCOUNTING REFERENCE DATE:                                31 March

AUTHORISED SHARE CAPITAL:                                 HK$5,001,000 divided into
                                                          10 Ordinary Shares of HK$100.00 each
                                                          50,000 Non-voting Deferred Shares of
                                                          HK$100 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   2 Ordinary Shares of HK$100.00 each
                                                          50,000 Non-voting Deferred Shares of
                                                          HK$100 each


SHAREHOLDERS                               BENEFICIAL OWNERS                     NO. OF SHARES
Lee Lap                                           --                      44,500 Non-voting Deferred

Leung Lai Ping                                    --                       5,500 Non-voting Deferred

Termbray Electronics (BVI) Limited                --                              1 Ordinary

Lee Lap                                   Termbray Electronics                    1 Ordinary
                                             (BVI) Limited
                                                                          --------------------------
                                                                                    50,002

                        TERMBRAY LAMINATE COMPANY LIMITED


REGISTERED NUMBER:                                        494361

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          18 October 1994, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping
SECRETARY:                                                Li Wai Kwong

AUTHORISED SHARE CAPITAL:                                 HK$10,000 divided into
                                                          10,000 Ordinary Shares of HK$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   10,000 Ordinary Shares of HK$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             Termbray Electronics (BVI)                             1
                                    Limited

Termbray Electronics (BVI)                       --                                    9,999
Limited
                                                                                      ------
                                                                                      10,000

                       TERMBRAY PROPERTY (B.V.I.) LIMITED

REGISTERED NUMBER:                                        62296

REGISTERED OFFICE:                                        PO Box 71, Craigmuir Chambers, Road Town,
                                                          Tortola, British Virgin Islands

DATE AND PLACE OF INCORPORATION:                          14 May 1992, British Virgin Islands

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Torman Limited

AUTHORISED SHARE CAPITAL:                                 US$50,000 divided into
                                                          50,000 Ordinary Shares of US$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   1 Ordinary Share of US$1.00


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Termbray Electronics (B.V.I.)              --                                           1
Limited
                                                                                  -------------
                                                                                        1

                     KALEX CIRCUIT BOARD (HONG KONG) LIMITED

REGISTERED NUMBER:                                        106134

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          1 December 1981, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping
                                                          Lee Hon Kai

SECRETARY:                                                Li Wai Kwong

ACCOUNTING REFERENCE DATE:                                31 March

AUTHORISED SHARE CAPITAL:                                 HK$10,000,000 divided into
                                                          1,000,000 Ordinary Shares of HK$10.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   1,000,000 Ordinary Shares of HK$10.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             Termbray Electronics (BVI)                              1
                                    Limited

Termbray Electronics (BVI)                   --                                       999,999
Limited                                                                             ---------
                                                                                    1,000,000

                     KALEX PRINTED CIRCUIT BOARD (S) PTE LTD


REGISTERED NUMBER:                                        199901002N

REGISTERED OFFICE:                                        128 Tanjong Pagar Road, Singapore 088535

DATE AND PLACE OF INCORPORATION:                          2 March 1999, Singapore

DIRECTORS:                                                Wong Wai Min, William
                                                          Thamarai D/O Krishnan

SECRETARY:                                                Not yet appointed

AUTHORISED SHARE CAPITAL:                                 S$100,000 divided into 100,000 Ordinary
                                                          Shares of S$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   2 Ordinary Shares of S$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Wong Wai Min William                Termbray Electronics (BVI)                              1
                                    Limited

Thamarai D/O Krishnan               Termbray Electronics (BVI)                              1
                                    Limited

                     TERMBRAY CIRCUIT BOARD COMPANY LIMITED


REGISTERED NUMBER:                                        390002

REGISTERED OFFICE:                                        3/F., Termbray Industrial Building,
                                                          18-22 Lam Tin Street,
                                                          Kwai Chung, New Territories,
                                                          Hong Kong

DATE AND PLACE OF INCORPORATION:                          17 November 1992, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

ACCOUNTING REFERENCE DATE:                                31 March

AUTHORISED SHARE CAPITAL:                                 HK$10,000 divided into
                                                          10,000 Ordinary Shares of HK$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   2 Ordinary Shares of HK$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             Termbray Electronics (BVI)                          1
                                    Limited

Termbray Electronics (BVI)                    --                                        1
Limited                                                                           -------------
                                                                                        2

                                     PART 3
                         PARTICULARS OF THE SUBSIDIARIES

                     KALEX CIRCUIT BOARD (GUANGZHOU) LIMITED

REGISTERED NUMBER:                                        451638

REGISTERED OFFICE:                                        3/F Termbray Industrial Building, 18-22 Lam
                                                          Tin Street, Kwai Chung, New Territories

DATE AND PLACE OF INCORPORATION:                          14 October 1993, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

AUTHORISED SHARE CAPITAL:                                 US$600,000 divided into 600,000 Ordinary Shares
                                                          of US$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   600,000 Ordinary Shares of US$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             TCBC                                                    1

TCBC                                --                                                599,999
                                                                                      -------
                                                                                      600,000

             KALEX MULTI-LAYER PRINTED CIRCUIT BOARD COMPANY LIMITED

REGISTERED NUMBER:                                        136201

REGISTERED OFFICE:                                        3/F Termbray Industrial Building, 18-22 Lam
                                                          Tin Street, Kwai Chung, New Territories, Hong
                                                          Kong

DATE AND PLACE OF INCORPORATION:                          1 May 1984, Hong Kong

DIRECTORS:                                                Lee Lap
                                                          Leung Lai Ping

SECRETARY:                                                Li Wai Kwong

AUTHORISED SHARE CAPITAL:                                 HK$10,000 divided into 10,000 Ordinary
                                                          Shares of HK$1.00 each

ISSUED AND FULLY PAID-UP SHARE CAPITAL:                   2 Ordinary Shares of HK$1.00 each


SHAREHOLDERS                        BENEFICIAL OWNERS                             NO. OF SHARES
Lee Lap                             KCB (China)                                             1

KCB(China)                          --                                                      1

            GUANGZHOU TERMBRAY ELECTRONICS TECHNOLOGY COMPANY LIMITED

APPROVAL CERTIFICATE NUMBER:                              Wai-jing-mao-sui-he-zuo-zheng [1993] No. 85

REGISTERED OFFICE:                                        Gaopu Jiufo Town, Baiyun District,
                                                          Guangzhou, PRC

DATE OF ESTABLISHMENT:                                    10 April 1993

GENERAL MANAGER:                                          Huang Rong Guang

REGISTERED CAPITAL:                                       US$28.5 million

PRC CJV PARTNER:                                          Guangzhou Jiufo Economic Development
                                                          Corporation

FOREIGN CJV PARTNER:                                      KCB(China)

                         GUANGZHOU KALEX LAMINATE CO LTD


APPROVAL CERTIFICATE NUMBER:                              Wai-jing-mao-sui-he-zuo-zheng [1995] No. 0242

REGISTERED OFFICE:                                        Gaopu Jiufo Town, Baiyun District,
                                                          Guangzhou, PRC

DATE OF ESTABLISHMENT:                                    28 December 1995

GENERAL MANAGER:                                          Huang Rong Guang

REGISTERED CAPITAL:                                       US$28.5 million

PRC CJV PARTNER:                                          Guangzhou Jiufo Economic Development
                                                          Corporation

FOREIGN CJV PARTNER:                                      TLC

                GUANGZHOU TERMBRAY CIRCUIT BOARD COMPANY LIMITED


APPROVAL CERTIFICATE:                                     Wai-jing-mao-sui-he-zuo-zheng [1993]
                                                          No. 1170

REGISTERED OFFICE:                                        Gaopu Jiufo Town, Baiyun District,
                                                          Guangzhou, PRC

DATE OF ESTABLISHMENT:                                    25 December 1993

GENERAL MANAGER:                                          Huang Rong Guang

REGISTERED CAPITAL:                                       US$28.5 million

PRC CJV PARTNER:                                          Guangzhou Jiufo Economic Development
                                                          Corporation

FOREIGN CJV PARTNER:                                      KCB (Guangzhou)

                                   SCHEDULE 2
                             COMPLETION OBLIGATIONS


                                     PART A

1    GENERAL

     On Completion the Vendor shall deliver or make available to the Purchaser:

1.1 duly certified copy of a written certificate (or, provided acceptable to The Stock Exchange of Hong Kong Limited, two separate written certificates) of approval of the transaction by shareholders holding more than 50% of the issued share capital of the Guarantor in the form of Appendix 1;

1.2  consent of the PRC Partners in the agreed terms;

1.3 duly certified copy of a resolution of the shareholders of the Vendor approving the transaction contemplated hereby, in the agreed terms;

1.4 duly certified copy of Board resolutions of the Guarantor and the Vendor, in the agreed terms, approving and authorising the execution of this Agreement and (where relevant) the other documents referred to herein;

1.5 transfers of the Sale Shares and the Deferred Shares duly executed by the registered holders in favour of the Purchaser or as it may direct accompanied by the relative share certificates (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing);

1.6 the written resignation of each of the directors and the company secretary of each Group Company (except the directors of the PRC Subsidiaries and the company secretary of TP(BVI)) from his office as a director or company secretary to take effect on the date of Completion with acknowledgements signed by each of them in a form satisfactory to the Purchaser and executed as a deed to the effect that he has no claim against any Group Company for compensation for loss of office (whether contractual, statutory or otherwise), unfair dismissal, redundancy or otherwise and agreeing to take such action as may be requested by the Purchaser to preclude him from making a complaint to or bringing proceedings before an industrial tribunal in respect of the termination of his contract of employment together with all credit cards in the name of each Group Company issued to any of the persons so resigning;

1.7 such waivers or consents as the Purchaser may require signed by members of each Group Company to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;

1.8 the certificates of incorporation, corporate seals, company chops, cheque books, statutory and other books of each Group Company (duly written up-to-date), the share certificates in respect of each of the Subsidiaries and transfers of all shares in the Subsidiaries held by nominees in favour of the Purchaser or as it may direct and the Business licence, company chop;

1.9  the Tax Deed of Indemnity duly executed by the covenantors named in it;

1.10 the licence with respect to part of the Termbray Industrial Building, as referred to in Clause 8.9.2, in the agreed terms duly executed by or on behalf of Termbray Electronics Company Limited;

1.11 the licence with respect to part of the factory in Guangzhou, as referred to in Clause 8.9.1, in the agreed terms duly executed by or on behalf of Lee Plastic Manufacturing Co Ltd;

1.12 all the financial and accounting books and records of each Group Company and all title deeds and other documentation relating to the Properties;


1.13 irrevocable powers of attorney (in such form as the Purchaser may reasonably require) executed by each of the holders of the Sale Shares in favour of the Purchaser to enable the Purchaser (pending registration of the relevant transfers) to exercise all voting and other rights attaching to the Sale Shares and to appoint proxies for this purpose;

1.14 Consultancy Services Agreement duly executed by the Guarantor;

1.15 Deeds of Covenant in the agreed terms duly executed by Lee Lap, Leung Lai Ping, Vincent Lee and Wayne Lee in favour of the Purchaser and its successors in title as trustee for itself and the Group Companies to the same effect as the provisions of Clause 7.2; and

1.16 the Equipment at 888 Jiufo Road (West), Jiufo Town, Baiyun, Guangzhou.

2    BOARD RESOLUTIONS OF THE GROUP COMPANIES

     On Completion the Vendor shall procure the passing of board resolutions of each Group Company inter alia:

2.1 (if so required by the Purchaser) revoking all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts;

2.2 accepting the resignations referred to in paragraph 1.6 of this Schedule and appointing such persons (within the maximum number permitted by the Articles of Association or other constitutional documents) as the Purchaser may nominate as directors and secretary;

2.3  approving the registration of the share transfers referred to in paragraph
     1.5 of this Schedule subject (where relevant) only to their being duly stamped; and shall hand to the Purchaser duly certified copies of such resolutions.


                                     PART B

On Completion, the Purchaser shall deliver or make available to the Vendor:

3 evidence of the transfers made to effect the repayment of the Borrowings owed to banks and financial institutions detailed in the pay-off letters referred to in Clause 3.3.2;

4 copies of the written resolution of the directors of the Purchaser and the Purchaser's Guarantor approving the execution of this Agreement and (where relevant) the other documents and agreements referred to herein; and

5 an indemnity from Viasystems, Inc. in favour of the Vendor and the Guarantor in the terms set out in Clause 8.8.3.

                                   SCHEDULE 3

         WARRANTIES GIVEN BY THE VENDOR AND THE GUARANTOR UNDER CLAUSE 5


1    CAPACITY AND TITLE OF THE VENDOR

1.1  DUE INCORPORATION, AUTHORITY AND CAPACITY OF THE VENDOR AND GUARANTOR

     1.1.1 The Vendor, the Guarantor and the Group Companies are companies duly incorporated and validly existing under their respective laws of incorporation.

     1.1.2 Each of the Vendor and the Guarantor has full power and authority to enter into and perform this Agreement and the Deed of Indemnity and this Agreement and the Deed of Indemnity constitute valid and binding obligations on the Vendor and the Guarantor enforceable in accordance with their respective terms.

     1.1.3 The execution and delivery of, and the performance by each of the Vendor and the Guarantor of its obligations under this Agreement and the Deed of Indemnity do not and will not:-

               (i) result in a breach of any provision of the memorandum or articles of association or equivalent constitutive documents of the Vendor or the Guarantor;

               (ii) result in a breach of the laws or regulations of any jurisdiction to which the Vendor or the Guarantor is subject; or

               (iii) result in a breach of any order, judgement or decree of any court or governmental agency to which the Vendor or the Guarantor is a party or by which the Vendor or the Guarantor is bound.

     1.1.4 No shareholders' agreements have been executed between the shareholders of any of the Group Companies which would in any way frustrate or restrict the execution and delivery of, and the performance by either the Vendor or the Guarantor of its obligations under, this Agreement.

1.2  OWNERSHIP OF THE SHARES AND SHARE CAPITAL

     1.2.1 The Vendor is the legal and beneficial owner of the Sale Shares and is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Sale Shares on the terms of this Agreement without the consent of any third party (save for the approval of its shareholders).

     1.2.2 No person, other than a member of the Group Companies, has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any share or loan capital of any Group Company under any option or other agreement (including conversion rights and rights of pre-emption) which are outstanding and there are no claims, charges, liens, equities or Encumbrances on the shares or assets of any Group Company.

     1.2.3 The Sale Shares represent 100 per cent. of the issued ordinary share capital of each Group Company and are fully paid up.

2    SUPPLY OF INFORMATION

2.1  ACCURACY AND ADEQUACY OF INFORMATION DISCLOSED TO THE PURCHASER

     2.1.1 All information contained in this Agreement (insofar as it relates to the Vendor, the Guarantor and the Group Companies) and all other information contained in the Disclosure Letter is true and accurate in all material respects and after making due and careful enquiries neither the Vendor nor the Guarantor is aware of any fact or matter or circumstances not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate or misleading.

     2.1.2 The copies of all documents annexed to the Disclosure Letter are authentic and complete copies of the original documents.

2.2  COPIES OF ACCOUNTS, MEMORANDA AND ARTICLES OF ASSOCIATION ETC.

     The copies of the Accounts and of the Memorandum and Articles of Association or equivalent constitutive documents of the Group Companies delivered to the Purchaser are complete and accurate in all material respects and in the case of the Memorandum and Articles of Association or equivalent constitutive documents contain full details of the rights and restrictions attached to the share capital of the Group Companies and have attached to them copies of all such resolutions and agreements as are required by law to be delivered to the Hong Kong Registrar of Companies or equivalent authority in the jurisdiction of incorporation of the Group Companies for registration and all other resolutions passed by the Group Companies or any class of members, other than resolutions relating to ordinary business at any Annual General Meeting.

3    ACCOUNTS AND RECORDS

3.1  LATEST ACCOUNTS

     The Accounts have each been prepared in accordance with applicable law and in accordance with accounting principles, standards and practices generally accepted at the date on which the relevant Accounts were approved by the relevant company in Hong Kong (or in the case of the PRC Subsidiaries, according to principles, statements and practices generally accepted at the date on which the relevant Accounts were approved by the relevant company in the PRC) and fairly presents the financial position, results of operation and, where applicable, cash flow of each Group Company as at the dates of the Accounts and of the profits or losses for the periods concerned and as at the dates of the Accounts make:-

     3.1.1     adequate provision for all actual liabilities;

     3.1.2     adequate disclosure for all contingent liabilities; and

     3.1.3 provision reasonably regarded as adequate for all bad and doubtful debts.

3.2  VALUATION OF STOCK AND WORK-IN-PROGRESS

     The stock and work-in-progress were included in the Accounts at figures which:-

     3.2.1 were based on the `first in first out' method of valuation with value given only to items of a quantity and quality useful or saleable in the normal course of carrying on the businesses of the Group Companies; and

     3.2.2 were stated at the lower of (i) costs, and (ii) the amounts which could in the circumstances existing at the Balance Sheet Date reasonably be expected to be realised in the normal course of carrying on the businesses of the Group Companies (net of selling and distribution costs and estimated costs of completion).

3.3  TAXATION

     Proper provision or reserve has been made in the Accounts for all Taxation liable to be assessed on the relevant Company or for which it is or may become accountable in respect of:-

     3.3.1 profits, gains or income (as computed for Taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

     3.3.2 any transactions effected or deemed to be effected on or before the Balance Sheet Date or provided for in the Accounts; and

     3.3.3 distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Accounts.

3.4  EXCEPTIONAL ITEMS

     The profits of the Group Companies for the three financial years ended on the Balance Sheet Date as shown by the Accounts and the trend of profits thereby shown have not (except (i) as fairly disclosed in such accounts; or (ii) in the case of transactions between members of the Group, as fairly reflected in such accounts) been materially affected by changes or inconsistencies in accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms.

3.5  DEBTS

     None of the debts receivable or due to any Group Company which are included in the Accounts (for the fiscal year ended 31 March 1999) or which have subsequently arisen has been outstanding for more than nine months from its due date for payment or has been released on terms that the debtor has paid less than the full value of his debt and all such debts have realised or will realise in the normal course of collection their full value as included in the Accounts or in the books of the relevant Group Company after taking into account the provision for bad and doubtful debts made in the Accounts. For the avoidance of doubt, a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

3.6  ACCOUNTING AND OTHER RECORDS

     The statutory books, books of account and other records of whatsoever kind of each Group Company are reasonably up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and contain, in all material respects, complete and accurate records of all matters required to be dealt with in such books and all such books and records and all other documents (including documents of title and copies of all subsisting agreements to which the relevant Group Company is a party) which are the property of the relevant Group Company or ought to be in its possession are in its possession or under its control and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by law to be delivered or made to the Registrar of Companies or to the equivalent authority in the jurisdiction of incorporation of the relevant Group Company or any other authority have been duly and correctly delivered or made.

3.7  CHANGES SINCE BALANCE SHEET DATE

     Since the Balance Sheet Date, as regards the Group Companies or each Group Company, as appropriate:-

     3.7.1 there has been no material adverse change in the financial condition of the business of all the Group Companies (taken as a whole) or their earnings, turnover, profits, assets and liabilities or cashflow (taken as a whole) and (to the best of the knowledge, information and belief of the Vendor and the Guarantor) no event, fact or matter has occurred which will or is likely to give rise to any such change;

     3.7.2 each Group Company's business has been carried on in the ordinary course, without any material interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern and the level of its stock has been maintained at a level which is consistent with past practice;

     3.7.3 no Group Company has satisfied or otherwise discharged any obligation or liability (including contingent liabilities) other than in the ordinary course of its business;

     3.7.4 no Group Company has (i) sold, transferred, leased, mortgaged, pledged, or otherwise granted any rights in respect of any of its assets or properties, other than in the ordinary course of its business; or (ii) cancelled, waived, released or discounted in whole or in part any debts or claims, other than in the ordinary course of its business;

     3.7.5 the Group Companies have not entered into any commitments or contracts relating to capital expenditures which, in the aggregate (in respect of all such commitments and contracts), involve consideration, expenditure or liabilities in excess of US$1,000,000;

     3.7.6 no Group Company has suffered any actual loss of any important customer;

     3.7.7 no key personnel have resigned from any Group Company and there has not been any increases in the compensation paid or payable to any to any employees, other than in the ordinary course of its business;

     3.7.8 no trade discounts or other special terms (in both cases, not being in the ordinary course of its business) have been incorporated into any contract entered into by any Group Company;

     3.7.9 the Group Companies have not suffered any damage, destruction or loss to any of its assets (other than (i) any normal wear and tear of such assets in the ordinary course of the Group Companies' business; (ii) normal wastage of raw materials and stock in the ordinary course of the Group Companies' business; and (iii) to the extent that such damage, loss or destruction is recoverable pursuant to a valid insurance claim) in excess of US$1,000,000 in the aggregate;

     3.7.10 no dividend or other distribution has been declared, made or paid to its members except to another member of the Group or as provided for in the Accounts (for the fiscal year ended 31 March
               1999), and no further dividend or distribution shall be declared, made or paid in respect of any period the record date for which is a date which falls either at or after the Balance Sheet Date; 3.7.11 no share or loan capital has been allotted or issued or agreed to be issued, except to another member of the Group;

     3.7.12 there has been no changes to the accounting policies or method of presentation adopted by the Group Company in the preparation of its financial records; and

3.8  ACCOUNTS PAYABLE

     No more than US$8.2 million of accounts payable of the Group Companies has been outstanding for more than 90 days.

4    FINANCE

4.1  BORROWINGS

     4.1.1 Except as disclosed in this Agreement or the Disclosure Letter, there are no outstanding material borrowings by any Group Company.

     4.1.2 The Group Companies have no outstanding loan capital, nor has any Group Company factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Accounts.

     4.1.3 There has been no default, breach of covenant or other undertaking by any Group Company under its loan agreements or other banking facility documentation which is capable of giving rise to a right on the part of the lender to require early repayment.

4.2  LIABILITIES

     As at the Balance Sheet Date, there are no liabilities (including contingent liabilities) which are outstanding on the part of any Group Company, other than those liabilities provided for or disclosed in the Accounts.

4.3  INSURANCE

     Each Group Company has in effect all the insurance policies, the details of which are set out in the Disclosure Letter. In respect of all such insurances:-

     4.3.1     all premiums have been duly paid to date;

     4.3.2 all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party; and

     4.3.3 no material claim is outstanding and no circumstances exist which are likely to give rise to any claim.

5    TRADING AND CONTRACTUAL ARRANGEMENTS

5.1  CAPITAL COMMITMENTS

     As at the Balance Sheet Date, save as disclosed in the Accounts, no Group Company has any material capital commitments.

5.2  CONTRACTS

     In respect of the Material Contracts:-

     5.2.1 in the reasonable opinion of the Vendor and the Guarantor, the Material Contracts constitute all the material contracts in respect of the businesses of the Group Companies.

     5.2.2 other than the Material Contracts, none of the Group Companies is a party to or bound by:-

               (i) any material agreement or commitment relating to the borrowing of money;

               (ii) any material agreement or commitment relating to capital expenditures involving an amount of US$500,000 or more;

               (iii) any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever, or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

               (iv) any loan or advance to, or investment in, any other person (except another member of the Group) or any agreement or commitment relating to the making of any such loan, advance or investment;

               (v) any guarantee or other contingent liability (excluding any product liability in relation to the Group Companies' products) in respect of any material (in the context of the Group Companies taken as a whole) indebtedness or obligation of any other person (except another member of the Group), other than the endorsement of negotiable instruments for collection in the ordinary course of business;

               (vi) any material agreement relating to the supply of materials or products involving an amount of US$500,000 or more;

               (vii) any management, consulting or any other similar agreement or commitment which is not terminable within six months or involves an amount of US$250,000 or more; or

               (viii) any agreement or commitment limiting the freedom of any of the Group Companies to engage in any line of business or to compete with any other person;

     5.2.3 each of the Material Contracts is a valid and subsisting agreement and is in full force and effect without amendment thereto; and

     5.2.4 to the best of the Vendor's and the Guarantor's knowledge, after due enquiry, there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, and all the covenants to be performed by any party thereto, including the Group Companies, have been fully performed in all material respects.

5.3  GUARANTEES ETC.

     As at the Balance Sheet Date, save as disclosed in the Accounts, there is not outstanding in respect of any Group Company, any guarantee, indemnity or suretyship given by such Group Company.

5.4  DEBTS, CONTRACTS AND ARRANGEMENTS WITH CONNECTED PERSONS ETC.

     5.4.1 Except for transactions involving only members of the Group, there are:-

               (i) no loans made by any Group Company to any of the Vendor, the Guarantor and/or any director of any Group Company and/or any person connected with any of them in each case as described in Section 157H(9) of the Companies Ordinance to which any of the provisions of Section 157H of the Companies Ordinance apply;

               (ii) no debts owing by any Group Company to any of the Vendor, the Guarantor and/or any director of any Group Company and/or any such persons as aforesaid; and

               (iii) no securities for any such loans or debts as aforesaid.

     5.4.2 Except as disclosed in this Agreement or the Disclosure Letter there are no existing contracts or arrangements to which any Group Company is a party and in which any of the Vendor, the Guarantor and/or any director of any Group Company and/or any person connected with any of them are interested whether directly or indirectly.

     5.4.3 Except as disclosed in this Agreement or the Disclosure Letter, as at Completion, there are not outstanding, any arrangements between any Group Company and any company controlled by the Vendor or the Guarantor, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of the Group Company or, supply or purchase of finance, goods, services or other facilities to, by or from any Group Company.

     5.4.4 Neither the Vendor nor the Guarantor has any right or interest, direct or indirect, in any business other than those now carried on by Group Companies which are, or which, so far as each of the Vendor and the Guarantor is aware is, are likely to become, competitive with the business of the Group Companies.

5.5  EFFECT OF SALE OF THE SHARES

     5.5.1 Compliance with this Agreement or the Tax Deed of Indemnity does not and will not conflict with or result in the breach of or constitute a default under any agreement or instrument to which any Group Company is now a party or any loan to or mortgage created by any Group Company or relieve any other party to a contract with any Group Company of its obligations under such contract or entitle such party to terminate such contract, whether summarily or by notice.

     5.5.2 So far as each of the Vendor and the Guarantor is aware, neither entering into nor completing this Agreement or the Tax Deed of Indemnity, nor completing this Agreement will infringe or cause any necessary amendment to any constitutive documents, licences or consents or approvals under which any Group Company is currently carrying out its business in Hong Kong, the PRC or elsewhere, nor will require the prior consent or approval of any government authorities or other third parties (other than in relation to any changes in the chairman or the general manager of the PRC Subsidiaries).

5.6  JOINT VENTURES, PARTNERSHIPS, OTHER INTERESTS ETC.

     5.6.1 Except as set forth in this Agreement or the Disclosure Letter, there is no other company or undertaking in respect of which any Group Company owns or controls any shares or other interest.

     5.6.2 None of the Vendor, the Guarantor nor any of their subsidiaries, other than the Group Companies, owns or otherwise has an interest in any company or undertaking which competes or is likely to compete, either directly or indirectly, with the business of any Group Company.

     5.6.3 No Group Company is or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association in any case which is material to the business of such Group Company; and no Group Company is or has agreed to become, a party to any agreement (other than with a member of the Group) relating to the sharing of commissions or other income which is material to the business of such Group Company.

5.7  SUPPLIERS

     The Disclosure Letter sets forth the names of the 10 largest suppliers of each of the Group Companies during the three fiscal years covered by the Accounts, as well as the amounts of their respective sales to such Group Company during such three year period.

5.8  CUSTOMERS

     The Disclosure Letter sets forth the names of the 10 largest customers of each of the Group Companies during the three year period covered by the Accounts, as well as the amounts of their respective purchases from such Group Company during such three year period. Since the Balance Sheet Date, there has not been any material adverse change in the business relationship of any Group Company with any of its 10 largest customers of the fiscal year ended 31 March 1999.

5.9  SUFFICIENCY OF ASSETS

     The assets owned or leased by each Group Company and the facilities and services to which each Group Company has a contractual right comprise all the assets, facilities and services used by it for the purpose of carrying on its business in the manner in which it is presently conducted.

6    LEGAL MATTERS

6.1  COMPLIANCE WITH LAWS

     The Group Companies carry on their respective businesses in accordance with applicable laws, regulations and byelaws in Hong Kong, the PRC and in any other relevant jurisdiction in all material respects and, so far as each of the Vendor and the Guarantor is aware, there is no investigation or enquiry by, or order, decree or judgement of, any court or any governmental agency or regulatory body outstanding or anticipated against any Group Company.

6.2  LICENCES AND CONSENTS

     All statutory, regulatory and municipal and other licences, concessions, consents, permits and authorities necessary for the transfer of the Group Companies, or the carrying on of the business of the Group Companies as now carried on in Hong Kong, the PRC or elsewhere, have been obtained and are valid and subsisting and all conditions applicable to any such licence, consent (including any planning consent) permit or authority have been complied with in all material respects and none of such licences, consents, permits or authorities has been breached or is likely to be suspended, cancelled, refused or revoked.

6.3  LITIGATION

     6.3.1 No Group Company (or any person for whose acts or defaults any Group Company may be vicariously liable) is involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration of material importance before any tribunal (other than as plaintiff in the collection of debts arising in the ordinary course of its business) and, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened by or against any Group Company (or any person for whose acts or defaults the Group Company may be vicariously liable).

     6.3.2 So far as each of the Vendor and the Guarantor is aware, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration.

     6.3.3 Save as disclosed in the Disclosure Letter, no government or governmental, supranational or state agency or regulatory body or trade union or other person or organisation has requested any information in connection with, or so far as each of the Vendor and the Guarantor is aware, instituted or threatened, any action or investigation to restrain, prohibit or otherwise challenge the operation of any Group Company or any of its employees and there are no facts which are likely to give rise to such action or investigation.

     6.3.4 Since the Balance Sheet Date no claim for damages or otherwise has been made against any Group Company.

6.4  INSOLVENCY ETC.

     6.4.1 No order has been made, petition presented, resolution passed or meeting convened for the winding up of any Group Company.

     6.4.2 No receiver (including an administrator) has been appointed of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

     6.4.3 No composition in satisfaction of the debts of any Group Company or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

     6.4.4 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

     6.4.5 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by any Group Company to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred or is such enforcement in process.

     6.4.6 Each of the Group Companies has been able to meet its obligations as they become due.

6.5  POWERS OF ATTORNEY

     No Group Company has given a power of attorney which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf, other than any authority to employees or officers to enter into routine contracts in the normal course of their duties.

6.6  WARRANTIES AND INDEMNITIES

     No Group Company has, in respect of transactions which are material to the business of the Company, have sold or otherwise disposed of any shares or assets in circumstances such that it is, or may be, still subject to any outstanding liability (other than (i) product liability in respect of the sale of goods; or (ii) products sold in the ordinary course of its business) (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal.

6.7  NO QUESTIONABLE PAYMENTS

     No Group Company has been a party to the making of any direct or indirect unlawful payment to government officials, employees or political parties; to the establishment or maintenance of any unlawful funds, monies or other assets; or to the making of any false or fictitious entries on the books or records of such Group Company.

6.8  ENVIRONMENTAL LIABILITY

     6.8.1 The Disclosure Letter sets forth all environmental reports relating to the facilities and operations of the Group Companies and to the best of the knowledge of each of the Vendor and the Guarantor, there are no other environmental reports relating to the Group Companies or their facilities and operations.

     6.8.2 Each Group Company has complied with all Environmental Laws relating to it and, in particular, has obtained and complied with the terms and conditions of all permits, licences and other authorisations, and has complied with and filed all notifications, that are required under such Environmental Laws.

     6.8.3 There is no civil, criminal or administrative action, claim, investigation or other proceeding or suit pending or threatened against any Group Company arising from or relating to Environmental Laws and there are no circumstances existing which may lead to any such action, claim, investigation, proceeding or suit.

     6.8.4 No Group Company has manufactured, sold or supplied products which do not comply with any Environmental Laws.

     6.8.5     For the purposes of this Warranty:

               ENVIRONMENTAL LAWS means all the laws of any relevant jurisdiction relating to pollution or protection of the environment, or to health and safety matters (including, without limitation, laws relating to workers and public or consumer health and safety, hygiene, emissions, discharges or threatened releases of Hazardous Substances into the environment or the production, processing, distribution, management, use, treatment, storage, burial, disposal, transport or handling of any Hazardous Substances) and all byelaws, codes, regulations, decrees, demands or demand letters, injunctions, judgements, notices or notice demands, orders or plans issued, promulgated or approved thereunder or in connection therewith; and

               HAZARDOUS SUBSTANCES means wastes, pollutants, contaminants or other substances (including without limitation liquids, solids, gases, ions, living organisms, and noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

7    EMPLOYEES ETC.

7.1  EMPLOYEES AND TERMS OF EMPLOYMENT

     7.1.1 Full particulars of all existing contracts of service with directors or employees of each Group Company carrying remuneration at a rate in excess of HK$1,000,000 per annum have been provided to the Purchaser and there are no consultancy agreements with any Group Company.

     7.1.2 There are not in existence any contracts of service with directors or employees of any Group Company, nor any consultancy agreements with any Group Company, which cannot be terminated by three months' notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment).

7.2  LIABILITIES TO AND FOR EMPLOYEES

     7.2.1 There are no amounts owing to any present or former directors or employees of any Group Company other than remuneration accrued due or for reimbursement of business expenses and no directors or senior employees of any Group Company have given or been given notice terminating their contracts of employment.

     7.2.2 Save as disclosed in the Disclosure Letter, no Group Company has a scheme or arrangement for the payment of bonuses to employees of such Group Company.

     7.2.3 Save to the extent (if any) to which provision or allowance has been made in the Accounts:-

               (i) no claim has been made by any employee of any Group Company against such Group Company for breach of any contract of service or for services, for statutory redundancy payments or for compensation for wrongful dismissal; and

               (ii) no gratuitous payment has been made or promised by any
                    Group Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

     7.2.4 To the best of the knowledge of each of the Vendor and the Guarantor, there are no claims against any Group Company:-

               (i) by an employee or workman, in respect of an accident or injury which is not fully covered by insurance; or

               (ii) by an employee or director in relation to his terms and conditions of employment or appointment.

7.3  COMPLIANCE WITH STATUTES

     Each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all obligations imposed on it by all ordinances, regulations and codes of conduct relevant to the relations between it and its employees and has maintained in all material respects current adequate and suitable records regarding the service of each of its employees.

7.4  SHARE INCENTIVE, BONUS SCHEMES ETC.

     No Group Company has in existence, nor is it committed to introduce, any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

7.5  PROVIDENT FUND

     All information disclosed to the Purchaser in respect of the Provident Fund is true and accurate in all material respects.

8    TAXATION MATTERS

8.1  RETURNS AND INFORMATION

     8.1.1 All returns, computations and notices which are or have been required to be made or given by each Group Company for any Taxation purpose (i) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct in all material respects; (ii) so far as the Vendor is aware, none of them is, or is likely to be, the subject of any dispute with the Inland Revenue Department or other Taxation authorities; and (iii) will continue to be made or given until Completion in respect of any period prior to Completion.

     8.1.2 All information required to be provided to the Inland Revenue Department or any Taxation authority has been provided within the requisite period and is accurate in all material respects.

8.2  TAXATION CLAIMS AND LIABILITIES

     8.2.1 Except as disclosed in the Disclosure Letter without prejudice to any liability which may arise under the Tax Deed of Indemnity there is no liability to Taxation in respect of which a claim could be made under the Tax Deed of Indemnity and so far as the Vendor is aware there are no circumstances likely to give rise to such a liability.

     8.2.2 All profits tax, interest tax, salaries tax and property tax, stamp duties, and other charges and levies assessed or imposed by any government or governmental or statutory body which have been assessed upon each Group Company and which are due have been paid.

9    ASSETS

9.1  SUBSIDIARIES AND ASSOCIATES

     No Group Company is the holder or beneficial owner of, or has agreed to acquire, any share or loan capital of any other company (whether incorporated in Hong Kong or elsewhere), other than a member of the Group.

9.2  TITLE TO ASSETS

     All assets of each Group Company and all debts due which are included in the Accounts or which have been represented as being the property of or due to such Group Company or at the Balance Sheet Date used or held for the purposes of its business were at the Balance Sheet Date the absolute property of the relevant Group Company and (save for those subsequently disposed of or realised in the ordinary course of business) all such assets and all assets and debts which have subsequently been acquired or arisen are now the absolute property of the relevant Group Company and none is the subject of any assignment or Encumbrance whatsoever (excepting only liens arising by operation of law in the normal course of business) or the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreement.

9.3  PLANT AND MACHINERY

     The plant, machinery, vehicles and all other equipment used in connection with the business of the Group (taken as a whole) are in working order and have been properly maintained.

9.4  INTELLECTUAL PROPERTY

     9.4.1 No Group Company uses any processes or products and no Group Company is engaged in any activities which infringe any patents, copyrights, trade marks, designs and business names or other registrable or unregistrable intellectual property rights of any third party.

     9.4.2 No Group Company has any right, title and interest in any trade marks or service marks in relation to the business and affairs of such Group Company nor has any Group Company made or filed any registrations or applications to register any trade marks or service marks.

     9.4.3 The Software is in working order in all material respects. For purposes of this paragraph 9.4.3, "SOFTWARE" includes all computer programs and software used by any Company or supplied in or in connection with the business of any Group Company (whether owned by such Group Company, licensed to such Group Company by a third party or sub-licensed by a Group Company pursuant to a licence agreement from a third party).

10   Y2K

     The Information Technology is either fully Millennium Compliant and will not cease to be so prior to, during or after the year 2000 or each Group Company has implemented a millennium compliance programme which will ensure that the Information Technology will be Millennium Compliant by no later than 30 September 1999 and neither the Vendor nor the Guarantor has any reason to believe that, if such steps are taken, the Information Technology and each part of it will not be fully Millennium Compliant in all material respects.

     For the purposes of this warranty:-

     "MILLENNIUM COMPLIANT" means that neither performance nor functionality is or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation) that the Information Technology does and will have the ability to provide all of the following functions:-

               (i) handle date information before, during and after 1 January 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

               (ii) function accurately and without interruption before, during and after 1 January 2000, without any change in operations associated with the advent of the year 2000 and the new century;

               (iii) respond to two-digit year input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner;

               (iv) process two-digit year date information in ways that are similarly unambiguous as to century;

               (v) store and provide output of date information in ways that are similarly unambiguous as to century; and

               (vi)  to recognise the year 2000 as a leap year.

     "INFORMATION TECHNOLOGY" means all computer systems, communication systems, software and hardware owned, used or licensed by or to any Group Company.

11   REAL PROPERTY

11.1 The lands and the buildings, details of which are set out in the Disclosure Letter, comprise all of the lands and buildings owned by the Group.

11.2 In respect of the lands and buildings which comprise the Properties in the PRC:-

     11.2.1 land use rights certificates in respect of each of such lands and building ownership certificates in respect of each of such buildings have been duly issued to the relevant member of the Group as the sole holder or owner, and are current, valid and subsisting. All legal formalities in relation to the obtaining of such land use rights certificates and building ownership certificates (including contracts for the grant or transfer of the land use rights and titles to the buildings) have been duly concluded, and all consents, permits, certificates and approvals of whatsoever nature in connection therewith have been duly obtained and are valid and subsisting;

     11.2.2 good and unencumbered land use rights in respect of each of such Lands and good and unencumbered title to each of such buildings have been and are duly and fully vested in the relevant member of the Group shown in the Disclosure Letter as the property owner (except to the extent such rights and titles are subject to mortgages or pledges, details of which are set forth in the Disclosure Letter), and that member of the Group is entitled to use such lands and own such buildings for the term set out in the Disclosure Letter;

     11.2.3 all fees, premiums, charges, acquisition considerations, taxes, duties and other expenses of whatsoever nature in relation to the acquisition of the land use rights in respect of such lands and titles to such buildings have been fully paid within the relevant time limits without default to the relevant government or regulatory authorities or entities which transferred or sold to the Group such buildings and/or the land use rights in respect of such lands. The Group is not required to pay any fee, premium, charge, tax, duty or other expense in connection with preserving the legal status of the land use rights in respect of such lands and the titles to the buildings or to otherwise ensure that such rights and titles will remain in full force and effect for their respective terms;

     11.2.4 the current use of such Lands and such buildings by the Group is strictly in accordance with the purpose of land or building use as approved or permitted by the relevant authorities; and

     11.2.5 subject to the rights of mortgagees and pledgees of the mortgages and pledges set forth in the Disclosure Letter, the Group is free to transfer the land use rights in respect of such lands and the titles to such buildings by way of sale, exchange, gift or otherwise to any PRC and/or foreign entities, and to encumber such rights and titles by way of lease, license, or the creation of mortgage or other security interest or otherwise, without any additional payment, approval or consent.

11.3 In respect of the Property in Hong Kong:-

     11.3.1 the relevant member of the Group named in the Disclosure Letter as the owner of the Hong Kong property has a good marketable title to such property free and clear from all Encumbrances (other than mortgages, details of which are set forth in the Disclosure Letter);

     11.3.2 the Government Leases under which the Hong Kong property are held by the relevant member of the Group are valid and subsisting and the relevant member of the Group has paid all Government Rents or the proportion thereof payable by it and all other outgoings which as at the date hereof have become due and payable by it and has observed and performed all the terms and conditions contained, mentioned or referred to in the said Government Leases and imposed on the tenant(s) of the Hong Kong property and the relevant member of the Group is not aware of any modification by the Hong Kong Government of the terms and conditions contained, mentioned or referred to in the said Government Leases;

     11.3.3 the Hong Kong property complies (as to construction and use) with the Town Planning and the Building Ordinances and with all applicable statutory and bye-law requirements, as to use, fire precautions, public health and the health and safety of those who work in or about them;

     11.3.4 the Occupation Permits issued by the Building Authority in respect of the Hong Kong property have been duly issued and the present use of such property for the purposes of such permit complies with the terms of such permit and the Crown Lease; and

     11.3.5 neither the Hong Kong property nor the relevant member of the Group is affected by any of the following matters:-

               (i)   any closing order, demolition order or clearance order;

               (ii)  any planning application;

               (iii) any enforcement notice which has not been complied with;

               (iv) any compensation received consequent upon a refusal of any planning consent or the imposition of restrictions on any planning consent or the modification or withdrawal of any such consent; or

               (v) any order or proposal publicly advertised or of which written notice has been received for the compulsory acquisition or requisition of the whole or any part thereof or the modification of any planning permission or the discontinuance of any use or the removal of any building.

                                   SCHEDULE 4

                                   PROPERTIES

                                     PART 1
                     PARTICULARS OF THE HONG KONG PROPERTIES


           PROPERTY ADDRESS                                                   REGISTERED OWNER
1          12th Floor of Block B of Kong Nam Industrial Building,             Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

2          13th Floor of Block B of Kong Nam Industrial Building,             Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

3          14th Floor of Block B of Kong Nam Industrial Building,             Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

4          Main Roof B13 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

5          Main Roof B14 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

6          Main Roof B15 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

7          Main Roof B16 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

8          Main Roof B17 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

9          Main Roof B18 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

10         Main Roof B19 of Block B of Kong Nam Industrial Building,          Termbray Property (B.V.I.) Limited
           Nos.603-609 Castle Peak Road, Tsuen Wan, New
           Territories

                                     PART 2
                        PARTICULARS OF THE PRC PROPERTIES


ADDRESS OF PROPERTY                     LAND USE RIGHT

Luosha Village, Yongning,               1        Number of Land Use  Certificate: Zhong-fu-guo-yong
-------------------------                        (1999) zi, No. 050250
Xiaolan, Zhongshan
------------------

                                        2        Issuing Date and Authority:

                                                 (1) 26/07/1999,

                                                 (2) Zhongshan Municipal People's Government

                                        3        Land use right owner: Kalex Circuit Board (China)
                                                 Limited

                                        4        Site Area: 61,519.06 m2

                                        5        Nature of land use right: granted

                                        6        Purpose of use: industrial

                                        7        Term: 50 years (26/07/1999 - 22/07/2049)

                                        8        Payment of land grant fees: RMB(Y)298,983 real
                                                 property tax remain to be paid

                                        9        All buildings located on the land

888 Jiufo Road (West),                  1        Number of Building and Land Title Certificate: Sui-
----------------------                           fang-di-zheng-zi No. 0453768
Jiufo Town, Baiyun,
-------------------
Guangzhou                               2        Issuing Date and Authority:
---------
                                                 (1) 28/07/1999,

                                                 (2) Guangzhou Municipal People's Government

                                        3        Owner: Guangzhou Termbray Electronic Technology
                                                 Company Limited

                                        4        Site Area: 102,439.19 m2

                                        5        Nature of land use right: granted

                                        6        Purpose of use: industrial

                                        7        Term of land use right: 50 years (from 15/07/1997)

                                        8        Payment of land grant fees: fully paid

                                        9        Building details:

                                                 (1) 11 buildings (including factory buildings and
                                                     warehouses)

                                                 (2) building area: 32,149,87 m(2)

                                                 (3) floor area: 104,568,32 m(2)

                                   SCHEDULE 5
                         CONSULTANCY SERVICES AGREEMENT

This Agreement is made on                        between

(1) VIASYSTEMS CANADA, INC. of 205 Brunswick Boulevard, Point-Claire, Quebec, H9R 1A5, Canada (the "Company"); and

(2) TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LIMITED, a company incorporated in Bermuda, and having its principal place of business at 18-22 Lam Tin Street, Kwai Chung, N.T., Hong Kong (the "VENDOR").

1    INTERPRETATION

     In this agreement:

     "GROUP COMPANY" bears the same definition as that term bears in the Share Purchase Agreement of o July 1999 entered into between the parties hereto and others.

2    TERM OF CONSULTANCY

     This Agreement will continue for a period of six months from the date of this Agreement.

3    THE CONSULTANT'S SERVICES

3.1 The Vendor agrees to provide the consultancy services of Mr Lee Lap (the "FIRST CONSULTANT") and Li Wai Kwong (the "SECOND CONSULTANT" and, together with the First Consultant, the "CONSULTANTS") to the Company and the Company agrees to accept such services.

3.2 The Vendor, through the First Consultant, agrees to provide the following services (the "FIRST CONSULTANT'S SERVICES"):

     3.2.1 to advise and assist the Company in remedying the ownership and compliance issues relating to the operations of the Group Companies (including the operations to be carried out after Completion by Kalex Multi-layer Circuit Board (Zhongshan) Co. Ltd.);

     3.2.2 to advise and assist the Company in the ongoing relationship of the Group Companies with customers, joint venture partners and governmental authorities; and

     3.2.3 to carry out any tasks the Company determines and the Vendor agrees from time to time.

3.3 The Vendor, through the Second Consultant, agrees to provide the following services (the "SECOND CONSULTANT'S SERVICES" and, together with the First Consultant's Services, the "SERVICES"):

     3.3.1 to advise and assist on all aspects of the business, finances and affairs of the Group Companies to the extent that the Second Consultant fulfils such functions prior to the date of this Agreement; and

     3.3.2 to carry out any tasks the Company determines and the Vendor agrees from time to time.

     for so long as the Second Consultant remains employed by the Vendor.

3.4 The Vendor shall procure that the Consultants shall provide the Services personally.

4    THE CONSULTANTS' RESPONSIBILITIES

     The Vendor shall procure that:

4.1 the First Consultant shall devote whatever time, attention and skill is required properly to perform the First Consultant's Services. The Company shall from time to time agree with the Vendor what is necessary to achieve this but it is understood that the First Consultant shall not be required to devote more than 48 hours (inclusive of travelling time) at mutually convenient times in any calendar month to the First Consultant's Services;

4.2 the Second Consultant shall devote such time, attention and skill is required properly to perform the Second Consultant's Services. The Company shall from time to time agree with the Vendor what is necessary to achieve this but it is understood that, for the first three months after the date of this Agreement, the Second Consultant shall not be required to devote more time than he devoted to the relevant functions prior to this Agreement and that thereafter the Second Consultant shall not be required to devote more than 50 per cent. of his total working hours.

5    FEES AND CHARGES

5.1 The Company shall pay the Vendor on the date hereof an aggregate fee of US$100,000 for the provision of the First Consultant's Services.

5.2 The Company shall pay the Vendor monthly in arrear an aggregate fee in US dollars equivalent to the direct employment costs of the Vendor in making available the services of the Second Consultant for the provision of the Second Consultant's Services (such direct employment costs not to exceed the level of such costs at the date of this Agreement). For this purpose, the Company shall bear such proportion of the Second Consultant's salary and other employment costs as equates to the proportion of his time the Second Consultant devotes to the provision of the Second Consultant's Services.

5.3 The Company shall also reimburse the Vendor for all reasonable travel, accommodation and entertainment expenses incurred by the Consultants in the course of providing the Services.

6    INDEPENDENT CONTRACTOR STATUS

6.1 Nothing in this Agreement will make either Consultant an employee, agent or partner of the Company or its subsidiaries or any other Group Company and neither Consultant will hold himself out as such.

6.2 Nothing in this Agreement will make the Vendor an agent or partner of the Company or any Group Company.

7    DISCLAIMER OF LIABILITY

     The Company agrees that neither the Vendor nor the Consultants shall have any liability in connection with the provision of the Services.

8    GOVERNING LAW

     This Agreement will be governed by and interpreted in accordance with the laws of Hong Kong. Each of the parties submits to the exclusive jurisdiction of the Hong Kong courts as regards any claim or matter arising under this agreement.

SIGNED by                                   )
for and on behalf of                        )
VIASYSTEMS CANADA, INC.                     )





SIGNED by                                   )
for and on behalf of TERMBRAY               )
INDUSTRIES INTERNATIONAL                    )
(HOLDINGS) LIMITED                          )

                                   APPENDIX 1
                             CERTIFICATE OF APPROVAL


                          LEE & LEUNG (B.V.I.) LIMITED
                    (Incorporated in British Virgin Islands)


To:  Termbray Industries International (Holdings) Limited



RE:  DISPOSAL OF PRINTED CIRCUIT BOARD BUSINESS OF TERMBRAY ("DISPOSAL")

We refer to the share purchase agreement proposed to be entered into between Termbray Electronics (B.V.I.) Limited (the "VENDOR"), Termbray Industries International (Holdings) Limited ("TERMBRAY"), Viasystems Canada Inc. (the "PURCHASER"), and Viasystems Group, Inc. (the "AGREEMENT"). Pursuant to the Agreement, Termbray will dispose of its printed circuit board business to the Purchaser at a total consideration of US$325 million less the Borrowings (as defined in the Agreement) plus all Cash (as defined in the Agreement) of the printed circuit board business.

We understand that the entering into of the Agreement by Termbray and the Vendor constitutes a major transaction for Termbray within the meaning of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and is subject to the approval of the shareholders of Termbray.

We, the undersigned being the holders together of 79,234,039 shares of HK$0.10 each in Termbray (representing approximately 52.31% of the total issued share capital of Termbray) hereby unconditionally and irrevocably approve the entering into of the Agreement by Termbray and the Vendor and all the transactions contemplated by the Agreement.



Date:



For and on behalf of                            For and on behalf of
LEE & LEUNG (B.V.I.) LIMITED                    HONGKONG & SHANGHAI BANKING
                                                CORPORATION (NOMINEES) LIMITED




------------------------                        ------------------------
Authorised Signature                            Authorised Signature

                                   APPENDIX 2
                          NET INTRA-GROUP INDEBTEDNESS


-----------------------------------------------------------------------------------------------------------------------------------
TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LTD
-----------------------------------------------------------------------------------------------------------------------------------
PCB GROUP                                                                Amount due
                                                                            from/
-----------------------------------------------------------------------------------------------------------------------------------
AS AT 30 JUNE, 1999 INTER-COMPANY BALANCES                              (Amount due to)      Amount due from      (Amount due to)
-----------------------------------------------------------------------------------------------------------------------------------
(Expressed in Hongkong Dollars)                                         within PCB group    non PCB companies    non PCB companies
-----------------------------------------------------------------------------------------------------------------------------------
        NAMES OF PCB SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------------
0748    Kalex Printed Circuit Board Ltd                                  (399,635,655.11)       43,739,624.96                 0.00
                                                                          --------------       --------------       --------------
0705    Lee Lap & Sons Ltd                                                139,511,885.60       237,350,972.78       (23,827,267.82)
                                                                          --------------       --------------       --------------
0704    Kalex Circuit Board (China) Ltd                                   314,366,668.83       139,647,881.53       (68,983,987.41)
                                                                          --------------       --------------       --------------
0747    Termbray Laminte Co Ltd                                           123,124,905.46            35,497.23       (24,399,826.07)
                                                                          --------------       --------------       --------------
0719    Termbray Property (BVI) Ltd                                       (13,330,497.50)       25,588,824.50       (35,220,529.50)
                                                                          --------------       --------------       --------------
0723    Kalex Circuit Board (HK) Ltd (Astec Circuit Boards Ltd)            81,482,190.31        11,104,000.00       (88,406,710.47)
                                                                          --------------       --------------       --------------
0744    Termbray Circuit Board Co Ltd                                      (1,204,716.02)                2.00        (4,176,277.00)
                                                                          --------------       --------------       --------------
0745    Kalex Circuit Board (Guangzhou) Ltd                                 3,647,101.76                 0.00       (15,718,728.83)
                                                                          --------------       --------------       --------------
0746    Guangzhou Termbray Circuit Board Co Ltd                          (129,322,114.04)          300,000.00        (2,661,493.91)
                                                                          --------------       --------------       --------------
0714    Kalex Multi-Layer Printed Circuit Board Co Ltd                      2,489,928.20                 0.00        (3,608,218.54)
                                                                          --------------       --------------       --------------
0742    Guangzhou Termbray Electronics Technology Co Ltd                 (120,959,177.97)       19,087,934.77       (25,524,417.68)
                                                                          --------------       --------------       --------------
0754    Guangzhou Kalex Laminate Co Ltd                                      (170,515.44)           10,234.00                 0.00
                                                                          --------------       --------------       --------------
                                                                                    4.08       476,864,971.77      (292,527,457.23)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
TERMBRAY INDUSTRIES INTERNATIONAL (HOLDINGS) LTD
-----------------------------------------------------------------------------------------------------------
PCB GROUP

-----------------------------------------------------------------------------------------------------------
AS AT 30 JUNE, 1999 INTER-COMPANY BALANCES                                              Guarantee given for
-----------------------------------------------------------------------------------------------------------
(Expressed in Hongkong Dollars)                                              Total       non PCB companies
-----------------------------------------------------------------------------------------------------------
        NAMES OF PCB SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------
0748    Kalex Printed Circuit Board Ltd                                 (355,896,030.15)            --
                                                                         --------------    --------------
0705    Lee Lap & Sons Ltd                                               353,035,590.56             --
                                                                         --------------    --------------
0704    Kalex Circuit Board (China) Ltd                                  385,030,562.95             --
                                                                         --------------    --------------
0747    Termbray Laminte Co Ltd                                           98,760,576.62             --
                                                                         --------------    --------------
0719    Termbray Property (BVI) Ltd                                      (22,962,202.50)            --
                                                                         --------------    --------------
0723    Kalex Circuit Board (HK) Ltd (Astec Circuit Boards Ltd)            4,179,479.84             --
                                                                         --------------    --------------
0744    Termbray Circuit Board Co Ltd                                     (5,380,991.02)            --
                                                                         --------------    --------------
0745    Kalex Circuit Board (Guangzhou) Ltd                              (12,071,627.07)            --
                                                                         --------------    --------------
0746    Guangzhou Termbray Circuit Board Co Ltd                         (131,683,607.95)            --
                                                                         --------------    --------------
0714    Kalex Multi-Layer Printed Circuit Board Co Ltd                    (1,118,290.34)            --
                                                                         --------------    --------------
0742    Guangzhou Termbray Electronics Technology Co Ltd                (127,395,660.88)            --
                                                                         --------------    --------------
0754    Guangzhou Kalex Laminate Co Ltd                                     (160,281.44)            --
                                                                         --------------    --------------
                                                                         184,337,518.62              0.00
-----------------------------------------------------------------------------------------------------------